HENNESSY FUNDS

                         PROSPECTUS & OVERVIEW OF FUNDS


                               FEBRUARY 28, 2006



                      HENNESSY CORNERSTONE GROWTH FUND (HFCGX)
                      HENNESSY FOCUS 30 FUND (HFTFX)
                      HENNESSY CORNERSTONE VALUE FUND (HFCVX)
                      HENNESSY TOTAL RETURN FUND (HDOGX)
                      HENNESSY BALANCED FUND (HBFBX)


                             (Hennessy Funds Logo)
                          FORMULAS FOR SMART INVESTING

EACH OF THE HENNESSY FUNDS UTILIZES A TIME-TESTED STOCK SELECTION STRATEGY, INCORPORATING SOUND, PROVEN CRITERIA, SUCH AS PRICE-TO-SALES RATIO, DIVIDEND YIELD AND STOCK PRICE APPRECIATION. WE MANAGE OUR FUNDS WITH THE DISCIPLINE AND CONSISTENCY OF AN INDEX FUND, NEVER STRAYING FROM OUR PROVEN FORMULAS. THE RESULT IS THAT EMOTIONS, HUNCHES AND FADS PLAY NO PART IN OUR INVESTMENT DECISIONS. IN SHORT, WE DO NOT TRY TO OUTSMART OR TIME THE MARKET BECAUSE WE BELIEVE IT DOESN'T WORK.

OUR GOAL IS TO PROVIDE PRODUCTS THAT INVESTORS CAN HAVE CONFIDENCE IN, KNOWING THEIR MONEY IS INVESTED AS PROMISED AND MANAGED IN THEIR BEST INTEREST. THE HENNESSY FUNDS' STRATEGIES AND PERFORMANCE ARE FULLY DISCLOSED. WE FEEL IT IS CRITICAL FOR OUR CLIENTS TO UNDERSTAND THE STRATEGIES, RISKS AND COSTS OF INVESTING, AS WELL AS THE REWARDS. WITH HENNESSY, THERE ARE NEVER SURPRISES WITH OUR INVESTMENT STRATEGIES.

THE HENNESSY FUNDS PROSPECTUS

CONTENTS


Summary Information                                                           1

Detailed Descriptions of Fund Investment Objectives, Principal
Investment Strategies and Risks, Performance Information and
Expenses:

   Hennessy Cornerstone Growth Fund                                           2

   Hennessy Focus 30 Fund                                                     6

   Hennessy Cornerstone Value Fund                                           10

   Hennessy Total Return Fund                                                14

   Hennessy Balanced Fund                                                    18

Additional Investment Information                                            22

Historical Performance                                                       22

Management of the Funds                                                      26

Shareholder Information                                                      28

   Pricing of Fund Shares                                                    28

   Account Minimum Investments                                               28

   Market Timing Policy                                                      28

   Telephone Privileges                                                      29

   How to Purchase Shares                                                    29

   Automatic Investment Plan                                                 30

   Retirement Plans                                                          30

   How to Sell Shares                                                        30

   How to Exchange Shares                                                    32

   Systematic Cash Withdrawal Program                                        33

   Dividends, Distributions and Taxes                                        33

   Householding                                                              33

Financial Highlights                                                         34


 An investment in a Fund is not a deposit with a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency. Fund prices will fluctuate and it is possible to lose money.

SUMMARY INFORMATION

This prospectus contains important information about the Hennessy Funds that you should know before you invest. The Hennessy Funds provide investment choices to satisfy a range of objectives and risk tolerance levels. The Hennessy Funds are no-load.


HENNESSY CORNERSTONE GROWTH FUND (HFCGX)


Our most aggressive fund, the Hennessy Cornerstone Growth Fund seeks long-term growth of capital. This Fund invests in 50 growth-oriented stocks selected by the Cornerstone Growth Strategy.(R) The Strategy has historically selected small-cap companies.


HENNESSY FOCUS 30 FUND (HFTFX)


The Hennessy Focus 30 Fund seeks long-term growth of capital. This Fund invests in growth-oriented stocks selected by the Focus 30 Formula.(R) The Formula selects 30 mid-cap companies, with market capitalization between $1 and $10 billion.


HENNESSY CORNERSTONE VALUE FUND (HFCVX)


The Hennessy Cornerstone Value Fund seeks total return, consisting of capital appreciation and current income. This Fund invests in 50 large, dividend-paying companies selected by the Cornerstone Value Strategy.(R)


HENNESSY TOTAL RETURN FUND (HDOGX)



The Hennessy Total Return Fund seeks total return, consisting of capital appreciation and current income. This Fund invests in the ten highest dividend-yielding Dow Jones Industrial Average1 stocks (known as the "Dogs of the Dow"), and in U.S. Treasury securities with a maturity of less than one year. Approximately 75% of the Fund's investment return is based on the return of the Dogs of the Dow stocks and approximately 25% of the Fund's investment return is based on the return of U.S. Treasury securities.



HENNESSY BALANCED FUND (HBFBX)


Our most conservative fund, the Hennessy Balanced Fund seeks a combination of capital appreciation and current income. This Fund invests 50% of its assets in the ten highest dividend-yielding Dow Jones Industrial Average1<F1> stocks (known as the "Dogs of the Dow"), but limits exposure to market risk and volatility by investing 50% of its assets in U.S. Treasury securities with a maturity of less than one year.

The following Fund summaries detail each Fund's investment objective, principal investment strategy and risks, performance information and expenses.

    AS WITH ALL MUTUAL FUNDS, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE FUNDS OR DETERMINED IF THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

1<F1> The Dow Jones Industrial Average is the property of the Dow Jones & Company, Inc. Dow Jones & Company, Inc. is not affiliated with the Hennessy Funds or its investment adviser. Dow Jones & Company, Inc. has not participated in any way in the creation of the Hennessy Funds or in the selection of stocks included in the Hennessy Funds and has not approved any information included in this Prospectus.

                                   SMALL-CAP
                                     BLEND


HENNESSY CORNERSTONE
GROWTH FUND (HFCGX)                      OBJECTIVE: Long-term growth of capital


INVESTMENT STRATEGY


The Fund invests in growth-oriented common stocks by utilizing a highly disciplined, quantitative formula known as the Cornerstone Growth Strategy(R) (the "Strategy"). The Strategy has historically selected small-cap companies. From a universe of stocks with market capitalization exceeding $175 million, the Cornerstone Growth Strategy selects the 50 COMMON STOCKS WITH THE HIGHEST ONE-YEAR PRICE APPRECIATION as of the date of purchase that also meet the following criteria:


  1)  PRICE-TO-SALES RATIO BELOW 1.5

      This value criteria helps to uncover relative bargains. The Strategy uses sales as its guide because sales figures are more difficult for companies to manipulate than earnings and frequently provide a clearer picture of a company's potential value.

  2)  ANNUAL EARNINGS THAT ARE HIGHER THAN THE PREVIOUS YEAR


      While sales may be the best indicator of a company's value, the Strategy considers improvement in earnings beneficial as an indicator of a company's financial strength.


  3) POSITIVE STOCK PRICE APPRECIATION, OR RELATIVE STRENGTH, OVER THE PAST THREE AND SIX-MONTH PERIODS

      Historically, relative strength has been one of the most influential growth variables in predicting which stocks will outperform the market.


PRICE-TO-SALES RATIO:
A tool for calculating
a stock's valuation
relative to other
companies. It
is calculated by
dividing a company's
market capitalization
by its most recent
12 months of
sales.


THE MARRIAGE OF
VALUE PLUS MOMENTUM
INVESTING:

Price-to-Sales = Value

Increase in Earnings
and Stock Price = Momentum


     Stocks must also have historical trading volume sufficient to allow the Fund to purchase the required number of shares without materially affecting the share price. The Fund selects its stocks from the universe of stocks in the Standard & Poor's Compustat(R) Database that have market capitalization exceeding $175 million. The Compustat(R) Database is a robust and comprehensive source of data on publicly traded companies, consisting of all the domestic and foreign common stocks, and it contains financial, statistical and market data for different regions of the world.1<F2>


     When the Fund began operations, it purchased 50 stocks as dictated by the Cornerstone Growth Strategy, based on information at that time. The Fund's holdings of each stock in its portfolio were initially weighted equally by dollar amount, with 2% of the portfolio's assets invested in each of 50 stocks. Since then, the Fund has rebalanced its portfolio annually. Annually the universe of stocks is re-screened using the Strategy. Stocks meeting the Strategy's criteria not currently in the portfolio are purchased, and stocks that no longer meet the criteria are sold. Holdings of all stocks in the Fund that continue to meet the criteria are appropriately increased or decreased to result in equal weighting of all stocks in the portfolio.

     Through this Strategy, the Fund offers a consistent and disciplined approach to investing, based on a buy and hold philosophy over the course of each year that rejects the idea of market timing. The Fund's investment manager, Hennessy Advisors, Inc. (the "Manager"), expects stocks held in the Fund's portfolio to remain the same throughout the course of a year, despite any adverse developments concerning a company, an industry, the economy or the stock market generally. However, if the Manager determines that earnings or other information that form the basis for selecting a stock are false or incorrect, the Manager reserves the right to replace that stock with another stock meeting the criteria of the Strategy. Also, due to purchases and redemptions of Fund shares during the year, changes in the market value of the stock positions in the Fund's portfolio and compliance with federal tax laws, it is likely that stock positions will not be weighted equally at all times during the year.


     Over the course of the year, when the Fund receives new cash flow from the sale of its shares, it will first be used to the extent necessary to meet redemptions. Any remaining cash will be invested in the stocks selected for the Fund using the Strategy as of the most recent rebalancing of the portfolio. This investment will be made in proportion to the current weightings of such stocks in the portfolio and without any intention to rebalance the portfolio on an interim basis. Such purchases will generally be made on a weekly basis, but may be on a more or less frequent basis at the discretion of the Manager, depending on certain factors, including the size of the Fund and the amount of cash to be invested. To the extent redemptions exceed new cash flow into the Fund, the Fund will meet redemption requests by selling securities on a pro rata basis, based on the current weightings of such securities in the portfolio. Thus, interim purchases and sales of securities will be based on current portfolio weightings and will be made without regard to whether or not a particular security continues to meet the criteria of the Strategy.


     FOREIGN SECURITIES. The Fund may invest in foreign securities traded in the U.S. and American Depository Receipts, or "ADRs," which are dollar-denominated securities of foreign issuers traded in the U.S. The Fund may invest in ADRs through both sponsored and unsponsored arrangements. The issuers of unsponsored ADRs are not obligated to disclose material information in the United States, and therefore, there may not be a correlation between such information and the market value of the ADRs. Investments in securities of foreign issuers increase diversification of the Fund's portfolio and may enhance return, but they also involve some special risks, as described under the following "Principal Risks."

AMERICAN DEPOSITORY RECEIPTS:
ADRs represent an
ownership interest
in a foreign security
and are traded on
U.S. exchanges. They
are generally issued
by a U.S. bank as a
substitute for direct
ownership of the
foreign security.


1<F2> Although S&P Compustat obtains information for inclusion in, or for use in, the Compustat(R) Database from sources that S&P Compustat considers reliable, S&P Compustat does not guarantee the accuracy or completeness of the Compustat(R) Database. S&P Compustat makes no warranty, express or implied, as to the results to be obtained by the Funds, or any other persons or entity from the use of the Compustat(R) Database. S&P Compustat makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Compustat(R) Database. "Standard & Poor's" and "S&P" are trademarks of The McGraw-Hill Companies, Inc. The Funds are not sponsored, endorsed, sold or promoted by S&P Compustat and S&P Compustat makes no representation regarding the advisability of investing in the Funds.


PERFORMANCE

The following performance information provides some indication of the risks of investing in the Hennessy Cornerstone Growth Fund by showing changes in its performance from year to year and how the Fund's average annual returns compare with those of benchmark indices. The Fund's past performance (before and after taxes) is not necessarily an indication of future performance. Performance may be higher or lower in the future.


CALENDAR YEAR TOTAL RETURNS

1997                    31.33%
1998                     3.67%
1999                    37.72%
2000                     5.30%
2001                    12.15%
2002                    -4.71%
2003                    45.82%
2004                    16.65%
2005                    11.96%



For the period shown in the bar chart, the Fund's highest quarterly return was 32.04% for the quarter ended December 31, 1999 and the lowest quarterly return was -28.53% for the quarter ended September 30, 1998.



AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)



                                                                        Since
                                                             Five     inception
                                                 One Year    Years    (11/1/96)
                                                 --------    -----    ---------
  HENNESSY CORNERSTONE GROWTH FUND
     Return before taxes                          11.96%    15.27%      16.60%
     Return after taxes on distributions1<F3>     10.09%    13.73%      14.01%
     Return after taxes on distributions
     and sale of Fund shares1<F3>                  8.26%    12.87%      13.30%
  S&P 5002<F4>, 4<F6>                              4.91%     0.54%       8.14%
  RUSSELL 2000 INDEX3<F5>, 4<F6>                   4.55%     8.22%       9.14%


1<F3> The after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.
2<F4> The S&P 500 is the Standard & Poor's Composite Index of 500 Stocks, a widely recognized unmanaged index of common stocks.
3<F5> The Russell 2000 Index is a recognized small cap index of the 2,000 smallest securities of the Russell 3000 Index, which is comprised of the 3,000 largest U.S. securities as determined by total market capitalization.
4<F6>  Reflects no deduction for fees, expenses or taxes.

TOTAL RETURN:
The return on
an investment
including income
from dividends and
interest as well as
appreciation or
depreciation in the
price of the stock,
less any expenses
and fees incurred.

The Hennessy
Cornerstone Growth
Fund is NO-LOAD,
meaning there are no
upfront or deferred
sales charges.

PRINCIPAL RISKS

As with any security, there are market and investment risks associated with your investment in the Fund. The value of your investment will fluctuate over time and it is possible to lose money. The principal risks of investing in the Hennessy Cornerstone Growth Fund include the following:

MARKET RISK: The market value of a security may move up or down, and these fluctuations may cause a security to be worth more or less than the price originally paid for it. Market risk may affect a single company, industry, sector of the economy or the market as a whole.

FORMULA INVESTING RISK: The Fund will adhere to its Strategy during the course of the year, subject to applicable Securities and Exchange Commission requirements and federal tax requirements relating to mutual funds, despite any adverse developments that may arise. This could result in substantial losses to the Fund, if for example, the stocks selected for the Fund for a given year are experiencing financial difficulty, or are out of favor in the market because of weak performance, a poor earnings forecast, negative publicity or general market cycles. The Fund's portfolio is rebalanced annually in accordance with its Strategy, which may result in the elimination of better performing assets from the Fund's investments and increases in investments with relatively lower total return.

SMALL AND MEDIUM SIZED COMPANIES RISK: The Fund invests in small and medium sized companies, which may have limited liquidity and greater price volatility than larger, more established companies. Small companies may have limited product lines, markets or financial resources and their management may be dependent on a limited number of key individuals.

FOREIGN SECURITIES RISK: There are specific risks associated with investing in the securities of foreign companies not typically associated with investing in domestic companies. Risks include fluctuations in the exchange rates of foreign currencies that may affect the U.S. Dollar value of a security, and the possibility of substantial price volatility as a result of political and economic instability in the foreign country.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases                          None
Maximum deferred sales charge (load)                                      None
Maximum sales charge (load) imposed
  on reinvested dividends and distributions                               None
Redemption fee - 90 days1<F7>
  (as a percentage of amount redeemed)                                   1.50%
Exchange fee - 90 days1<F7>
  (as a percentage of amount exchanged)                                  1.50%



ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fees                                                          0.74%
Distribution and Service (12b-1) Fees                                     None
Other Expenses                                                           0.49%
                                                                         -----
     Shareholder Servicing Fees                                  0.10%
     All remaining Other Expenses                                0.39%
Total Annual Fund Operating Expenses                                     1.23%
                                                                         -----
                                                                         -----



1<F7> If you exchange or redeem shares you have owned for less than 90 days, the Fund will deduct a fee of 1.50% of the amount redeemed from your redemption proceeds. This fee is payable to the Fund. The transfer agent charges a fee of $15.00 for each wire redemption.


EXAMPLE

This Example is intended to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that you reinvest all dividends and distributions, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on the assumptions, your costs would be:

HENNESSY CORNERSTONE GROWTH FUND


      One Year     Three Years     Five Years     Ten Years
        $125           $390           $676          $1,489


                                    MID-CAP
                                     BLEND


HENNESSY FOCUS 30 FUND (HFTFX)           OBJECTIVE: Long-term growth of capital


INVESTMENT STRATEGY


The Fund invests in mid-cap growth-oriented stocks by utilizing a highly disciplined, quantitative formula known as the Focus 30 Formula(R) (the "Formula"). The Formula selects companies with between $1 billion and $10 billion in market value, and excludes American Depository Receipts, or "ADRs". The Focus 30 Formula selects the 30 COMMON STOCKS WITH THE HIGHEST ONE-YEAR PRICE APPRECIATION as of the date of purchase that also meet the following criteria:


  1)  PRICE-TO-SALES RATIO BELOW 1.5

      This value criteria helps to uncover relative bargains. The Formula uses sales as its guide because sales figures are more difficult for companies to manipulate than earnings and frequently provide a clearer picture of a company's potential value.

  2)  ANNUAL EARNINGS THAT ARE HIGHER THAN THE PREVIOUS YEAR


      While sales may be the best indicator of a company's value, the Formula considers improvement in earnings beneficial as an indicator of a company's financial strength.


  3) POSITIVE STOCK PRICE APPRECIATION, OR RELATIVE STRENGTH, OVER THE PAST THREE AND SIX-MONTH PERIODS.

      Historically, relative strength has been one of the most influential growth variables in predicting which stocks will outperform the market.


PRICE-TO-SALES RATIO:
A tool for calculating
a stock's valuation
relative to other
companies. It
is calculated by
dividing a company's
market capitalization
by its most recent
12 months of
sales.


THE MARRIAGE OF
VALUE PLUS MOMENTUM
INVESTING:

Price-to-Sales = Value

Increase in Earnings
and Stock Price =
Momentum

   Stocks must also have historical trading volume sufficient to allow the Fund to purchase the required number of shares without materially affecting the share price. The Fund selects its stocks from the universe of stocks in the Standard & Poor's Compustat(R) Database that have market capitalization between $1 and 10 billion. The Compustat(R) Database is a robust and comprehensive source of data on publicly traded companies, consisting of all the domestic and foreign common stocks, and it contains financial, statistical and market data for different regions of the world.

   When the Fund began operations, it purchased 30 stocks as dictated by the Focus 30 Formula, based on information at that time. The Fund's holdings of each stock in its portfolio were initially weighted equally by dollar amount, with 3.33% of the portfolio's assets invested in each of 30 stocks. Since then, the Fund has rebalanced its portfolio annually. Annually the universe of stocks is re-screened using the Formula. Stocks meeting the Formula's criteria not currently in the portfolio are purchased, and stocks that no longer meet the criteria are sold. Holdings of all stocks in the Fund that continue to meet the criteria are appropriately increased or decreased to result in equal weighting of all stocks in the portfolio.

   Through this Formula, the Fund offers a consistent and disciplined approach to investing, based on a buy and hold philosophy over the course of each year that rejects the idea of market timing. The Manager expects stocks held in the Fund's portfolio to remain the same throughout the course of a year, despite any adverse developments concerning a company, an industry, the economy or the stock market generally. However, if the Manager determines that earnings or other information that form the basis for selecting a stock are false or incorrect, the Manager reserves the right to replace that stock with another stock meeting the criteria of the Formula. Also, due to purchases and redemptions of Fund shares during the year, changes in the market value of the stock positions in the Fund's portfolio and compliance with federal tax laws, it is likely that stock positions will not be weighted equally at all times during the year.


   Over the course of the year, when the Fund receives new cash flow from the sale of its shares, it will first be used to the extent necessary to meet redemptions. Any remaining cash will be invested in the stocks selected for the Fund using the Formula as of the most recent rebalancing of the portfolio. This investment will be made in proportion to the current weightings of such stocks in the portfolio and without any intention to rebalance the portfolio on an interim basis. Such purchases will generally be made on a weekly basis, but may be on a more or less frequent basis at the discretion of the Manager, depending on certain factors, including the size of the Fund and the amount of cash to be invested. To the extent redemptions exceed new cash flow into the Fund, the Fund will meet redemption requests by selling securities on a pro rata basis, based on the current weightings of such securities in the portfolio. Thus, interim purchases and sales of securities will be based on current portfolio weightings and will be made without regard to whether or not a particular security continues to meet the criteria of the Formula.


PERFORMANCE


The following performance information provides some indication of the risks of investing in the Hennessy Focus 30 Fund by showing its performance from year to year and how the Fund's average annual return compares with those of benchmark indices. The Fund's past performance (before and after taxes) is not necessarily an indication of future performance. Performance may be higher or lower in the future.



CALENDAR YEAR TOTAL RETURNS

2004                    14.10%
2005                    32.74%



For the period shown in the bar chart, the Fund's highest quarterly return was 16.13% for the quarter ended September 30, 2005 and the lowest quarterly return was -3.41% for the quarter ended September 30, 2004.



AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)



                                                                   Since
                                                                 inception
                                                   One Year      (9/17/03)
                                                   --------      ---------
  HENNESSY FOCUS 30 FUND
     Return before taxes                            32.74%         23.09%
     Return after taxes on distributions1<F8>       30.22%         22.06%
     Return after taxes on distributions
     and sale of Fund shares1<F8>                   24.54%         19.94%
     S&P 5002<F9>, 3<F10>                            4.91%         10.91%
     S&P 400 MID-CAP2<F9>, 3<F10>                   12.56%         17.39%



1<F8> The after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their Fund shares through tax deferred arrangements, such as 401(k) plans or individual retirement accounts.
2<F9> The S&P 500 and the S&P 400 Mid-cap Index are widely recognized unmanaged indices of common stocks.
3<F10> Reflects no deduction for fees, expenses or taxes.


TOTAL RETURN:
The return on
an investment
including income
from dividends and
interest as well as
appreciation or
depreciation in the
price of the stock,
less any expenses
and fees incurred.

The Hennessy Focus
30 Fund is NO-LOAD,
meaning there are no
upfront or deferred
sales charges.

PRINCIPAL RISKS

As with any security, there are market and investment risks associated with your investment in the Fund. The value of your investment will fluctuate over time and it is possible to lose money. The principal risks of investing in the Hennessy Focus 30 Fund include the following:

MARKET RISK: The market value of a security may move up or down, and these fluctuations may cause a security to be worth more or less than the price originally paid for it. Market risk may affect a single company, industry, sector of the economy or the market as a whole.

FORMULA INVESTING RISK: The Fund will adhere to its Formula during the course of the year, subject to applicable Securities and Exchange Commission requirements and federal tax requirements relating to mutual funds, despite any adverse developments that may arise. This could result in substantial losses to the Fund, if for example, the stocks selected for the Fund for a given year are experiencing financial difficulty, or are out of favor in the market because of weak performance, a poor earnings forecast, negative publicity or general market cycles. The Fund's portfolio is rebalanced annually in accordance with its Formula, which may result in the elimination of better performing assets from the Fund's investments and increases in investments with relatively lower total return.

SMALL AND MEDIUM SIZED COMPANIES RISK: The Fund invests in small and medium sized companies, which may have limited liquidity and greater price volatility than larger, more established companies. Small companies may have limited product lines, markets or financial resources and their management may be dependent on a limited number of key individuals.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases                    None
Maximum deferred sales charge (load)                                None
Maximum sales charge (load) imposed
  on reinvested dividends and distributions                         None
Redemption fee - 90 days1<F11>
  (as a percentage of amount redeemed)                             1.50%
Exchange fee - 90 days1<F11>
  (as a percentage of amount exchanged)                            1.50%



ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fees                                                    0.74%2<F12>
Distribution and Service (12b-1) Fees                               None
Distribution and Service
     Shareholder Servicing                                  0.10%
     All Remaining Other Expenses                           0.43%
Other Expenses                                                     0.53%
                                                                   -----
Total Annual Fund Operating Expenses                               1.27%
                                                                   -----
                                                                   -----



1<F11> If you exchange or redeem shares you have owned for less than 90 days, the Fund will deduct a fee of 1.50% of the amount redeemed from your redemption proceeds. This fee is payable to the Fund. The transfer agent charges a fee of $15.00 for each wire redemption.
2<F12> Management fees have been restated to reflect a reduction in the annual management fee payable by the Fund from 1.00% to 0.74%.


EXAMPLE

This Example is intended to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that you reinvest all dividends and distributions, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on the assumptions, your costs would be:

HENNESSY FOCUS 30 FUND


           One Year     Three Years     Five Years     Ten Years
             $129           $403           $697          $1,534


                                   LARGE-CAP
                                     VALUE


HENNESSY CORNERSTONE             OBJECTIVE: Total return, consisting of capital
VALUE FUND (HFCVX)                              appreciation and current income


INVESTMENT STRATEGY

The Fund invests in large, dividend-paying companies by utilizing a highly disciplined, quantitative formula known as the Cornerstone Value Strategy(R) (the "Strategy"). The Strategy involves the identification of a universe of large, widely-held companies with strong sales and cash flow known as the Market Leaders UniverseTM ("Market Leaders"). From the universe of Market Leaders, the Cornerstone Value Strategy selects the 50 COMMON STOCKS WITH THE HIGHEST DIVIDEND YIELD as of the date of purchase. Investing professionals often consider relatively high dividend yield a signal that a stock may be undervalued with opportunity for price appreciation. Market Leaders are selected from domestic and foreign stocks in the Compustat(R) Database, excluding power utility companies, which meet the following criteria:

  1)  MARKET CAPITALIZATION THAT EXCEEDS THE AVERAGE OF THE DATABASE

  2)  NUMBER OF SHARES OUTSTANDING THAT EXCEEDS THE AVERAGE OF THE DATABASE

  3)  12-MONTH SALES THAT ARE 50% GREATER THAN THE AVERAGE OF THE DATABASE

  4)  CASH FLOW THAT EXCEEDS THE AVERAGE OF THE DATABASE

DIVIDEND YIELD
is calculated as the
annual dividends
paid by a company
divided by the price
of a share of their
stock.

     The stocks must also have historical trading volume sufficient to allow the Fund to purchase the required number of shares without materially affecting the share price. The Fund selects its stocks from the universe of stocks in the Standard & Poor's Compustat(R) Database, excluding power utility companies. The Compustat(R) Database is a robust and comprehensive source of data on publicly traded companies, consisting of all the domestic and foreign common stocks, and it contains financial, statistical and market data for different regions of the world.

     When the Fund began operations, it purchased 50 stocks as dictated by the Cornerstone Value Strategy, based on information at that time. The Fund's holdings of each stock in its portfolio were initially weighted equally by dollar amount, with 2% of the portfolio's assets invested in each of 50 stocks. Since then, the Fund has rebalanced its portfolio annually. Annually the universe of stocks is re-screened using the Strategy. Stocks meeting the Strategy's criteria not currently in the portfolio are purchased, and stocks that no longer meet the criteria are sold. Holdings of all stocks in the Fund that continue to meet the criteria are appropriately increased or decreased to result in equal weighting of all stocks in the portfolio.

     Through this Strategy, the Fund offers a consistent and disciplined approach to investing, based on a buy and hold philosophy over the course of each year that rejects the idea of market timing. The Manager expects stocks held in the Fund's portfolio to remain the same throughout the course of a year, despite any adverse developments concerning a company, an industry, the economy or the stock market generally. However, if the Manager determines that earnings or other information that form the basis for selecting a stock are false or incorrect, the Manager reserves the right to replace that stock with another stock meeting the criteria of the Strategy. Also, due to purchases and redemptions of Fund shares during the year, changes in the market value of the stock positions in the Fund's portfolio and compliance with federal tax laws, it is likely that stock positions will not be weighted equally at all times during the year.


     Over the course of the year, when the Fund receives new cash flow from the sale of its shares, it will first be used to the extent necessary to meet redemptions. Any remaining cash will be invested in the stocks selected for the Fund using the Strategy as of the most recent rebalancing of the portfolio. This investment will be made in proportion to the current weightings of such stocks in the portfolio and without any intention to rebalance the portfolio on an interim basis. Such purchases will generally be made on a weekly basis, but may be on a more or less frequent basis at the discretion of the Manager, depending on certain factors, including the size of the Fund and the amount of cash to be invested. To the extent redemptions exceed new cash flow into the Fund, the Fund will meet redemption requests by selling securities on a pro rata basis, based on the current weightings of such securities in the portfolio. Thus, interim purchases and sales of securities will be based on current portfolio weightings and will be made without regard to whether or not a particular security continues to meet the criteria of the Strategy.


     FOREIGN SECURITIES. The Fund may invest in foreign securities traded in the U.S. and American Depository Receipts, or "ADRs," which are dollar-denominated securities of foreign issuers traded in the U.S. The Fund may invest in ADRs through both sponsored and unsponsored arrangements. The issuers of unsponsored ADRs are not obligated to disclose material information in the United States, and therefore, there may not be a correlation between such information and the market value of the ADRs. Investments in securities of foreign issuers increase diversification of the Fund's portfolio and may enhance return, but they also involve some special risks, as described under the following "Principal Risks."

AMERICAN DEPOSITORY
RECEIPTS:
ADRs represent an
ownership interest
in a foreign security
and are traded on
U.S. exchanges. They
are generally issued
by a U.S. bank as a
substitute for direct
ownership of the
foreign security.

PERFORMANCE

The following performance information provides some indication of the risks of investing in the Hennessy Cornerstone Value Fund by showing changes in its performance from year to year and how the Fund's average annual returns compare with those of benchmark indices. The Fund's past performance (before and after taxes) is not necessarily an indication of future performance. Performance may be higher or lower in the future.


CALENDAR YEAR TOTAL RETURNS

1997                    15.29%
1998                     6.59%
1999                     6.01%
2000                     8.77%
2001                     6.60%
2002                   -16.03%
2003                    28.39%
2004                    11.67%
2005                     1.91%



For the period shown in the bar chart, the Fund's highest quarterly return was 17.63% for the quarter ended June 30, 2003 and the lowest quarterly return was - 19.37% for the quarter ended September 30, 2002.



AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)



                                                                        Since
                                                               Five   inception
                                                   One Year   Years   (11/1/96)
                                                   --------   -----   ---------
  HENNESSY CORNERSTONE VALUE FUND
     Return before taxes                            1.91%     5.52%     7.00%
     Return after taxes on distributions1<F13>      1.52%     4.97%     5.58%
     Return after taxes on distributions
     and sale of Fund shares1<F13>                  1.77%     4.51%     5.20%
  S&P 5002<F14>, 4<F16>                             4.91%     0.54%     8.14%
  RUSSELL 1000 INDEX3<F15>, 4<F16>                  6.27%     1.07%     8.43%


1<F13> The after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their Fund shares through tax deferred arrangements, such as 401(k) plans or individual retirement accounts.
2<F14> The S&P 500 is the Standard & Poor's Composite Index of 500 Stocks, a widely recognized unmanaged index of common stock prices.
3<F15> The Russell 1000 Index is comprised of large cap U.S. stocks and is commonly used as a benchmark for U.S. large-cap funds. The funds in this index have a similar investment objective as the Cornerstone Value Fund.
4<F16>  Reflects no deduction for fees, expenses or taxes.

TOTAL RETURN:
The return on
an investment
including income
from dividends and
interest as well as
appreciation or
depreciation in the
price of the stock,
less any expenses
and fees incurred.

The Hennessy
Cornerstone Value
Fund is NO-LOAD,
meaning there are no
upfront or deferred
sales charges.

PRINCIPAL RISKS

As with any security, there are market and investment risks associated with your investment in the Fund. The value of your investment will fluctuate over time and it is possible to lose money. The principal risks of investing in the Hennessy Cornerstone Value Fund include the following:

MARKET RISK: The market value of a security may move up or down, and these fluctuations may cause a security to be worth more or less than the price originally paid for it. Market risk may affect a single company, industry, sector of the economy or the market as a whole.

FORMULA INVESTING RISK: The Fund will adhere to its Strategy during the course of the year, subject to applicable Securities and Exchange Commission requirements and federal tax requirements relating to mutual funds, despite any adverse developments that may arise. This could result in substantial losses to the Fund, if for example, the stocks selected for the Fund's portfolio for a given year are experiencing financial difficulty, or are out of favor in the market because of weak performance, a poor earnings forecast, negative publicity or general market cycles. The Fund's portfolio is rebalanced annually in accordance with its Strategy, which may result in the elimination of better performing assets from the Fund's investments and increases in investments with relatively lower total return.


MEDIUM SIZED COMPANIES RISK: The Fund invests in medium sized companies, which may have limited liquidity and greater price volatility than larger, more established companies.


FOREIGN SECURITIES RISK: There are specific risks associated with investing in the securities of foreign companies not typically associated with investing in domestic companies. Risks include fluctuations in the exchange rates of foreign currencies that may affect the U.S. Dollar value of a security, and the possibility of substantial price volatility as a result of political and economic instability in the foreign country.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases                          None
Maximum deferred sales charge (load)                                      None
Maximum sales charge (load) imposed
  on reinvested dividends and distributions                               None
Redemption fee - 90 days1<F17>
  (as a percentage of amount redeemed)                                   1.50%
Exchange fee - 90 days1<F17>
  (as a percentage of amount exchanged)                                  1.50%



ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fees                                                          0.74%
Distribution and Service (12b-1) Fees                                     None
Other Expenses                                                           0.46%
                                                                         -----
     Shareholder Servicing Fee                                   0.10%
     All remaining Other Expenses                                0.36%
Total Annual Fund Operating Expenses                                     1.20%
                                                                         -----
                                                                         -----



1<F17> If you exchange or redeem shares you have owned for less than 90 days, the Fund will deduct a fee of 1.50% of the amount redeemed from your redemption proceeds. This fee is payable to the Fund. The transfer agent charges a fee of $15.00 for each wire redemption.


EXAMPLE

This Example is intended to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that you reinvest all dividends and distributions, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on the assumptions, your costs would be:

HENNESSY CORNERSTONE VALUE FUND


           One Year     Three Years     Five Years     Ten Years
             $122           $381           $660          $1,455


                                    MODERATE
                                   ALLOCATION


HENNESSY TOTAL RETURN FUND (HDOGX)       OBJECTIVE: Total return, consisting of
                                        capital appreciation and current income


INVESTMENT STRATEGY


The Fund utilizes an investment strategy known as the "Dogs of the Dow," which involves purchasing the ten highest dividend-yielding stocks in the Dow Jones Industrial Average1<F18> ("DJIA"). Investing professionals often consider relatively high dividend yield a signal that a stock may be undervalued with opportunity for price appreciation.


   The Fund invests 50% of its assets in the ten "Dogs of the Dow" stocks, in approximately equal dollar amounts, and 50% of its assets in U.S. Treasury securities with a maturity of less than one year. Then, the Fund utilizes a borrowing strategy which allows the Fund's performance to approximate what it would be if the Fund had an asset allocation of 75% Dogs of the Dow stocks and 25% U.S. Treasury securities. The Investment Company Act of 1940 permits mutual funds to borrow up to one-half of their net assets. The Fund typically will borrow money by entering into reverse repurchase agreements secured by its portfolio of U.S. Treasury securities. By utilizing this investment strategy, the Fund attempts to achieve total return that in the long run exceeds that of the DJIA but with lower associated risk.

   Historically, mutual funds have not used the "Dogs of the Dow" investment strategy because they would not satisfy the tax diversification requirements applicable to "regulated investment companies" under the Internal Revenue Code. By investing approximately 50% of total assets in U.S. Treasury securities, the Fund is able to satisfy these tax diversification requirements.

   On numerous dates throughout the year, the Manager will determine the ten highest yielding common stocks in the DJIA by annualizing the last quarterly or semi-annual ordinary dividend declared on each stock and dividing the result by the market value of that stock. The Fund will then purchase those stocks in approximately equal dollar amounts until the next determination of the ten highest yielding DJIA stocks. When the Fund purchases stock, it will also purchase an approximately equal amount of U.S. Treasury securities having a remaining maturity of less than one year. U.S. Treasury securities are backed by the full faith and credit of the U.S. Treasury.

   The Fund holds its stock investments for one year, including stocks that are no longer one of the ten highest yielding stocks in the DJIA, stocks that are no longer in the DJIA and stocks received in reorganizations of companies in the DJIA. At the end of the one-year period, the Fund sells any stocks that are no longer one of the ten highest yielding stocks in the DJIA and replaces them with stocks that are. Additionally, it may sell a portion of the stocks which remain in the portfolio so that the rebalanced portion of the portfolio adheres to the Fund's asset allocation strategy.

   In an effort to minimize transaction costs, the Fund may accumulate funds and make purchases in larger blocks to avoid odd lot transactions. However, the Fund will not take a temporary defensive position. The Fund invests accumulated funds in money market instruments (such as U.S. Treasury securities, commercial paper, commercial paper master notes or repurchase agreements) or money market mutual funds.

DIVIDEND YIELD
is calculated as the
annual dividends
paid by a company
divided by the price
of a share of their
stock.

NEIL HENNESSY
was the first portfolio
manager to utilize
the "Dogs of the
Dow" in a mutual
fund format.2<F19>

   When funding redemption requests, the Fund will first utilize any accumulated funds described above. If it is necessary for the Fund to sell portfolio securities to meet redemption requests, it will endeavor to maintain its asset allocation strategy. Again, the Fund may vary the percentage of each issue of common stock sold to avoid odd lot transactions thereby reducing total transaction costs.

1<F18> The Dow Jones Industrial Average is the property of Dow Jones & Company, Inc. Dow Jones & Company, Inc. is not affiliated with the Hennessy Funds or the Manager. Dow Jones & Company, Inc. has not participated in any way in the creation of the Hennessy Funds or in the selection of stocks included in the Hennessy Funds and has not approved any information included in this Prospectus.
2<F19> "Market Matching Returns with Half the Risk" from Mutual Funds magazine, May 1996.

PERFORMANCE

The following performance information provides some indication of the risks of investing in the Hennessy Total Return Fund by showing changes in its performance from year to year and how the Fund's average annual returns compare with those of benchmark indices. The Fund's past performance (before and after taxes) is not necessarily an indication of future performance. Performance may be higher or lower in the future.


CALENDAR YEAR TOTAL RETURNS

1999                     1.80%
2000                     6.86%
2001                    -0.25%
2002                    -8.69%
2003                    22.57%
2004                     2.34%
2005                    -0.11%



For the period shown on the bar chart, the Fund's highest total return for a quarter was 14.06% (quarter ended June 30, 2003) and the lowest total return for a quarter was -17.60% (quarter ended September 30, 2002).



AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)



                                                                        Since
                                                             Five     inception
                                                 One Year    Years    (7/29/98)
                                                 --------    -----    ---------
  HENNESSY TOTAL RETURN FUND
     Return before taxes                          -0.11%     2.68%      2.98%
     Return after taxes on distributions1<F20>    -0.50%     2.31%      2.36%
     Return after taxes on distributions
     and sale of Fund shares1<F20>                 0.45%     2.15%      2.22%
  S&P 5002<F21>, 4<F23>                            4.91%     0.54%      2.98%
  DOW JONES INDUSTRIAL AVERAGE3<F22>, 4<F23>       1.72%     2.01%      4.52%
  90-DAY U.S. TREASURY SECURITY4<F23>, 5<F24>      3.00%     2.21%      3.19%


1<F20> The after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their Fund shares through tax deferred arrangements, such as 401(k) plans or individual retirement accounts.
2<F21> The S&P 500 is the Standard & Poor's Composite Index of 500 Stocks, a widely recognized unmanaged index of common stock prices.
3<F22> The Dow Jones Industrial Average is an unmanaged index of common stocks comprised of major industrial companies and assumes reinvestment of dividends.
4<F23>  Reflects no deductions for fees, expenses or taxes.
5<F24> The 90-day U.S. Treasury security most closely approximates the treasury securities held by the Fund because the Fund purchases treasury securities having a maturity of less than one year.

TOTAL RETURN:
The return on
an investment
including income
from dividends and
interest as well as
appreciation or
depreciation in the
price of the stock,
less any expenses
and fees incurred.

The Hennessy Total
Return Fund is
NO-LOAD, meaning
there are no upfront
or deferred sales
charges.

PRINCIPAL RISKS

Although a portion of the Fund's portfolio is invested in U.S. Treasury securities, there are market and investment risks associated with your investment in the Fund, as there are with any security. The value of your investment will fluctuate over time and it is possible to lose money. The principal risks of investing in the Hennessy Total Return Fund include the following:

MARKET RISK: The market value of a security may move up or down, and these fluctuations may cause a security to be worth more or less than the price originally paid for it. Market risk may affect a single company, industry, sector of the economy or the market as a whole.

FORMULA INVESTING RISK: The Fund will adhere to its strategy during the course of the year, subject to applicable Securities and Exchange Commission requirements and federal tax requirements relating to mutual funds, despite any adverse developments that may arise. This could result in substantial losses to the Fund, if for example, the stocks selected for the Fund's portfolio for a given year are experiencing financial difficulty, or are out of favor in the market because of weak performance, a poor earnings forecast, negative publicity or general market cycles. The Fund's portfolio is rebalanced annually in accordance with its strategy, which may result in the elimination of better performing assets from the Fund's investments and increases in investments with relatively lower total return.

NON-DIVERSIFICATION RISK: The Fund is non-diversified, meaning it is likely to invest in fewer stocks than a diversified fund. The Fund may be more volatile because each stock in which it invests will have greater impact on the Fund's performance.

BORROWING RISK: The Fund borrows against its investments. Purchasing Treasury/Government securities with borrowed money is an investment technique that increases investment risk because if the securities purchased with borrowed money decline in value, the Fund's losses would be greater than if it had not. Also, the Fund will incur interest costs when it borrows money, which costs may exceed the investment returns it earns on the securities purchased with borrowed money.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases                          None
Maximum deferred sales charge (load)                                      None
Maximum sales charge (load) imposed
  on reinvested dividends and distributions                               None
Redemption fee - 90 days1<F25>
  (as a percentage of amount redeemed)                                   1.50%
Exchange fee - 90 days1<F25>
  (as a percentage of amount exchanged)                                  1.50%



ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fees                                                          0.60%
Distribution and Service (12b-1) Fees                                    0.25%
Other Expenses                                                           1.43%
                                                                         -----
     Interest Expense                                            1.05%
     All remaining Other Expenses                                0.38%
Total Annual Fund Operating Expenses                                     2.28%
                                                                         -----
                                                                         -----



1<F25> If you exchange or redeem shares you have owned for less than 90 days, the Fund will deduct a fee of 1.50% of the amount redeemed from your redemption proceeds. This fee is payable to the Fund. The transfer agent charges a fee of $15.00 for each wire redemption.


EXAMPLE

This Example is intended to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that you reinvest all dividends and distributions, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on the assumptions, your costs would be:

HENNESSY TOTAL RETURN FUND


           One Year     Three Years     Five Years     Ten Years
             $231           $712          $1,220         $2,615


                                  CONSERVATIVE
                                   ALLOCATION


HENNESSY BALANCED FUND (HBFBX)              OBJECTIVE: A combination of capital
                                                appreciation and current income


INVESTMENT STRATEGY

The Fund utilizes an investment strategy known as the "Dogs of the Dow," which involves purchasing the ten highest dividend-yielding stocks in the Dow Jones Industrial Average ("DJIA"). Investing professionals often consider relatively high dividend yield a signal that a stock may be undervalued with opportunity for price appreciation.

     The Fund invests 50% of its assets in the ten "Dogs of the Dow" stocks, in approximately equal dollar amounts, and 50% of its assets in U.S. Treasury securities with a maturity of less than one year. By utilizing this investment strategy, the Fund attempts to achieve total return that in the long run is similar to that of the DJIA but with half the risk and volatility.

     On numerous dates throughout the year, the Manager will determine the ten highest yielding common stocks in the DJIA by annualizing the last quarterly or semi-annual ordinary dividend declared on each stock and dividing the result by the market value of that stock. The Fund will then purchase those stocks in approximately equal dollar amounts until the next determination of the ten highest yielding DJIA stocks. When the Fund purchases stock, it will also purchase an approximately equal amount of U.S. Treasury securities having a remaining maturity of less than one year. U.S. Treasury securities are backed by the full faith and credit of the U.S. Treasury. Because approximately 50% of the Fund's portfolio will always consist of short-term U.S. Treasury securities, it may not perform as well in the long term as a portfolio of stocks, but will have lower volatility.

DIVIDEND YIELD
is calculated as the
annual dividends
paid by a company
divided by the price
of a share of their
stock.

NEIL HENNESSY
was the first portfolio
manager to utilize
the "Dogs of the
Dow" in a mutual
fund format.

     The Fund holds its stock investments for one year. This includes stocks that are no longer one of the ten highest yielding stocks in the DJIA, stocks that are no longer in the DJIA and stocks received in reorganizations of companies in the DJIA. At the end of the one-year period, the Fund sells any stocks that are no longer one of the ten highest yielding stocks in the DJIA and replaces them with stocks that are. Additionally it may sell a portion of the stocks which remain in the portfolio so that the rebalanced portion of the Fund's portfolio will consist of approximately 50% U.S. Treasury securities and approximately 50% of the ten highest yielding stocks in the DJIA in approximately equal dollar amounts.

     In an effort to minimize transaction costs, the Fund may accumulate funds and make purchases in larger blocks to avoid odd lot transactions. However, the Fund will not take a temporary defensive position. The Fund invests accumulated funds in money market instruments (such as U.S. Treasury securities, commercial paper, commercial paper master notes or repurchase agreements) or money market mutual funds.

     When funding redemption requests, the Fund will first utilize any accumulated funds described above. If it is necessary for the Fund to sell portfolio securities to meet redemption requests, it will endeavor to obtain approximately 50% of the necessary proceeds from the sale of U.S. Treasury securities and 50% from the sale of stocks in proportion to their respective percentages of its total portfolio of stocks. Again, the Fund may vary the percentage of each issue of common stock sold to avoid odd lot transactions thereby reducing total transaction costs.

PERFORMANCE

The following performance information provides some indication of the risks of investing in the Hennessy Balanced Fund by showing changes in its performance from year to year and how the Fund's average annual returns compare with those of benchmark indices. The Fund's past performance (before and after taxes) is not necessarily an indication of future performance. Performance may be higher or lower in the future.


CALENDAR YEAR TOTAL RETURNS

1997                    13.01%
1998                     7.43%
1999                     1.55%
2000                     4.96%
2001                     0.55%
2002                    -4.55%
2003                    12.38%
2004                     0.20%
2005                    -2.08%



For the period shown on the bar chart, the Fund's highest total return for a quarter was 8.59% (quarter ended June 30, 2003) and the lowest total return for a quarter was -10.75% (quarter ended September 30, 2002).



AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)



                                                                        Since
                                                              Five    inception
                                                 One Year    Years     (3/8/96)
                                                 --------    -----    ---------
  HENNESSY BALANCED FUND
     Return before taxes                          -2.08%     1.14%      4.28%
     Return after taxes on distributions1<F26>    -2.45%     0.57%      3.18%
     Return after taxes on distributions
     and sale of Fund shares1<F26>                -0.98%     0.75%      3.13%
  S&P 5002<F27>, 4<F29>                            4.91%     0.54%      8.89%
  DOW JONES INDUSTRIAL AVERAGE3<F28>, 4<F29>       1.72%     2.01%      9.16%
  90-DAY U.S. TREASURY SECURITY4<F29>, 5<F30>      3.00%     2.21%      3.66%


1<F26> The after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their Fund shares through tax deferred arrangements, such as 401(k) plans or individual retirement accounts.
2<F27> The S&P 500 is the Standard & Poor's Composite Index of 500 Stocks, a widely recognized unmanaged index of common stock prices.
3<F28> The Dow Jones Industrial Average is an unmanaged index of common stocks comprised of major industrial companies and assumes reinvestment of dividends.
4<F29>  Reflects no deductions for fees, expenses or taxes.
5<F30> The 90-day U.S. Treasury security most closely approximates the treasury securities held by the Fund because the Fund purchases treasury securities having a maturity of less than one year.

TOTAL RETURN:
The return on
an investment
including income
from dividends and
interest as well as
appreciation or
depreciation in the
price of the stock,
less any expenses
and fees incurred.

The Hennessy
Balanced Fund is
NO-LOAD, meaning
there are no upfront
or deferred sales
charges

PRINCIPAL RISKS

Although approximately 50% of the Fund's portfolio is invested in U.S. Treasury securities, there are market and investment risks associated with your investment in the Fund, as there are with any security. The value of your investment will fluctuate over time and it is possible to lose money. The principal risks of investing in the Hennessy Balanced Fund include the following:

MARKET RISK: The market value of a security may move up or down, and these fluctuations may cause a security to be worth more or less than the price originally paid for it. Market risk may affect a single company, industry, sector of the economy or the market as a whole.

FORMULA INVESTING RISK: The Fund will adhere to its strategy during the course of the year, subject to applicable Securities and Exchange Commission requirements and federal tax requirements relating to mutual funds, despite any adverse developments that may arise. This could result in substantial losses to the Fund, if for example, the stocks selected for the Fund's portfolio for a given year are experiencing financial difficulty, or are out of favor in the market because of weak performance, a poor earnings forecast, negative publicity or general market cycles. The Fund's portfolio is rebalanced annually in accordance with its strategy, which may result in the elimination of better performing assets from the Fund's investments and increases in investments with relatively lower total return.

NON-DIVERSIFICATION RISK: The Fund is non-diversified, meaning it is likely to invest in fewer stocks than a diversified fund. The Fund may be more volatile because each stock in which it invests will have greater impact on the fund's performance.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases                          None
Maximum deferred sales charge (load)                                      None
Maximum sales charge (load) imposed
  on reinvested dividends and distributions                               None
Redemption fee - 90 days1<F31>
  (as a percentage of amount redeemed)                                   1.50%
Exchange fee - 90 days1<F31>
  (as a percentage of amount exchanged)                                  1.50%



ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fees                                                          0.60%
Distribution and Service (12b-1) Fees                                    0.25%
Other Expenses                                                           0.64%
                                                                         -----
Total Annual Fund Operating Expenses                                     1.49%
                                                                         -----
                                                                         -----



1<F31> If you exchange or redeem shares you have owned for less than 90 days, the Fund will deduct a fee of 1.50% of the amount redeemed from your redemption proceeds. This fee is payable to the Fund. The transfer agent charges a fee of $15.00 for each wire redemption.


EXAMPLE

This Example is intended to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that you reinvest all dividends and distributions, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on the assumptions, your costs would be:

HENNESSY BALANCED FUND


           One Year     Three Years     Five Years     Ten Years
             $152           $471           $813          $1,779


ADDITIONAL INVESTMENT INFORMATION

In order to provide a degree of flexibility, each Fund may change its investment objective without obtaining shareholder approval. An investment objective is not a guarantee. None of the Funds take temporary defensive positions. The Statement of Additional Information for the Funds, which is incorporated by reference into this Prospectus, contains a description of the Funds' policies and procedures respecting disclosure of their portfolio holdings.

HISTORICAL PERFORMANCE
OF THE HENNESSY FUNDS' STRATEGIES & FORMULAS

The following charts compare the total return of each of the Hennessy Funds' Strategies and Formulas with the returns of their respective benchmark index for each of the last fifteen years. The Cornerstone Growth Strategy, Cornerstone Value Strategy and the Focus 30 Formula are each compared to the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500"), and the Hennessy Total Return Strategy and Hennessy Balanced Strategy are each compared to the Dow Jones Industrial Average. For the Hennessy Funds, the performance is that of a hypothetical portfolio managed in accordance with the dictates of the Cornerstone Growth Strategy, Cornerstone Value Strategy, Focus 30 Formula, Hennessy Total Return Strategy and Hennessy Balanced Strategy for the historical periods indicated and the actual performance of the Funds since their inception.


     The hypothetical returns have been developed and tested by the Manager, but have not been verified by any third party and are unaudited. The performance information is based on data supplied by the Manager or from statistical services, reports or other sources which the Manager believes are reliable.


     Actual performance of each Fund may differ from the performance of the hypothetical portfolio for the following reasons: the Fund may not be fully invested at all times; not all stocks in the Fund's portfolio may be weighted equally at all times due to appreciation or depreciation in a stock's value; purchases and sales of stocks for the Fund's portfolio are likely to occur between annual rebalancing due to cash inflows and outflows (from purchases and redemptions of Fund shares) during the year; in managing the Fund, Hennessy Advisors, Inc. may make limited modifications to the Strategy or Formula as necessary to comply with federal tax laws; the returns of the portfolio do not reflect the fees, commission costs or expenses borne by the Fund. The performance of the hypothetical portfolios would have been lower if the fees, commission costs and expenses had been deducted. The actual performance shown (since inception) is net of fees and expenses.

     For the hypothetical portfolios, returns do not represent actual trading or reflect the impact that material economic and market factors might have had on the Manager's decision-making under actual circumstances. However, except as described above, the Manager can presently foresee no circumstance that would cause deviation from the Strategies and Formulas in managing the Funds. The returns set forth below reflect reinvestment of dividends and other earnings. All returns shown reflect reinvestment of dividends and other earnings. Past performance, hypothetical or actual, does not guarantee future results. Average annual return represents the annual rate, which, if earned each year in a multiple year period, would produce the cumulative rate of return over that period.

HENNESSY CORNERSTONE GROWTH FUND


             1991   1992    1993  1994    1995    1996    1997   1998    1999   2000    2001   2002*   2003*   2004*  2005*  Total
                                                                                               <F32>   <F32>   <F32>  <F32>
             ----   ----    ----  ----    ----    ----    ----   ----    ----   ----    ----   -----   -----   -----  -----  -----
CORNERSTONE
     GROWTH 52.27% 31.29%  19.73% -7.13% 22.36%  27.02%  31.33%  3.67%  37.72%  5.30%  12.15%  -4.71%  45.82% 16.65% 11.96% 305.43%
    S&P 500
      INDEX 30.55%  7.67%  9.99%   1.31% 37.43%  23.07%  33.36% 28.58%  21.04% -9.10% -11.89% -22.10%  28.68% 10.88%  4.91% 194.38%



Year            Cornerstone Growth         S&P 500 Index
----            ------------------         -------------
1990                $10,000.00               $10,000.00
1991                $15,227.00               $13,055.00
1992                $19,991.53               $14,056.32
1993                $23,935.86               $15,460.54
1994                $22,229.23               $15,663.08
1995                $27,199.69               $21,525.77
1996                $34,549.04               $26,491.76
1997                $45,373.26               $35,329.41
1998                $47,038.45               $45,426.56
1999                $64,781.36               $54,984.31
2000                $68,214.77               $49,980.74
2001                $76,502.87               $44,038.03
2002                $72,899.58               $34,305.62
2003               $106,302.17               $44,144.48
2004               $124,001.48               $48,947.40
2005               $138,832.06               $51,350.71


STANDARD DEVIATION


 Cornerstone Growth    S&P 500 Index
 ------------------    -------------
       16.93%              17.43%


Standard Deviation measures an investment's volatility or "risk." The greater the standard deviation, the more variable the rate of return.


                         1 YEAR      3 YEAR     5 YEAR     10 YEAR     15 YEAR
                         ------      ------     ------     -------     -------
Cornerstone Growth       11.96%      23.95%     15.27%     17.70%       19.17%
S&P 500 Index             4.91%      14.39%      0.54%      9.08%       11.52%


HENNESSY FOCUS 30 FUND


             1991   1992    1993  1994    1995    1996    1997   1998    1999   2000    2001    2002    2003   2004*  2005*  Total
                                                                                                               <F32>  <F32>
             ----   ----    ----  ----    ----    ----    ----   ----    ----   ----    ----    ----    ----   -----  -----  -----
 FOCUS 30
     FUND   40.85% 16.29%  12.17% -4.03% 23.94%  20.10%  55.32% 22.72%  4.44%  18.20%  6.01%   7.89%   37.83% 14.10% 32.74% 308.60%
  S&P 500
    INDEX   30.55%  7.67%  9.99%   1.31% 37.43%  23.07%  33.36% 28.58%  21.04% -9.10% -11.89% -22.10%  28.68% 10.88%  4.91% 194.38%



Year              Focus 30 Fund            S&P 500 Index
----              -------------            -------------
1990                $10,000.00               $10,000.00
1991                $14,085.36               $13,055.00
1992                $16,379.64               $14,056.32
1993                $18,373.70               $15,460.54
1994                $17,634.09               $15,663.08
1995                $21,855.53               $21,525.77
1996                $26,249.53               $26,491.76
1997                $40,769.93               $35,329.41
1998                $50,034.68               $45,426.56
1999                $52,257.83               $54,984.31
2000                $61,770.29               $49,980.74
2001                $65,485.57               $44,038.03
2002                $70,651.38               $34,305.62
2003                $97,381.75               $44,144.48
2004               $111,112.57               $48,947.40
2005               $147,490.83               $51,350.71


STANDARD DEVIATION


   Focus 30 Fund       S&P 500 Index
   -------------       -------------
       15.18%              17.43%


Standard Deviation measures an investment's volatility or "risk." The greater the standard deviation, the more variable the rate of return.


                         1 Year      3 Year     5 Year     10 Year     15 Year
                         ------      ------     ------     -------     -------
Focus 30 Fund            32.74%      27.81%     19.01%     21.04%       19.65%
S&P 500 Index             4.91%      14.39%      0.54%      9.08%       11.52%


*<F32>  Actual returns of Fund, net of fees and expenses

HENNESSY CORNERSTONE VALUE FUND


             1991   1992    1993  1994    1995    1996   1997*   1998*  1999*   2000*  2001*   2002*   2003*   2004*  2005*  Total
                                                         <F33>   <F33>  <F33>   <F33>  <F33>   <F33>   <F33>   <F33>  <F33>
             ----   ----    ----  ----    ----    ----   -----   -----  -----   -----  -----   -----   -----   -----  -----  -----
CORNERSTONE
      VALUE 38.15% 13.21%  21.70% 3.96%  34.24%  19.01%  15.29%  6.59%  6.01%   8.77%  6.60%  -16.03%  28.39% 11.67%  1.91% 199.47%
    S&P 500
      INDEX 30.55%  7.67%  9.99%  1.31%  37.43%  23.07%  33.36% 28.58%  21.04% -9.10% -11.89% -22.10%  28.68% 10.88%  4.91% 194.38%



Year            Cornerstone Value          S&P 500 Index
----            -----------------          -------------
1990                $10,000.00               $10,000.00
1991                $13,815.00               $13,055.00
1992                $15,639.96               $14,056.32
1993                $19,033.83               $15,460.54
1994                $19,787.57               $15,663.08
1995                $26,562.84               $21,525.77
1996                $31,612.43               $26,491.76
1997                $36,445.97               $35,329.41
1998                $38,847.76               $45,426.56
1999                $41,182.51               $54,984.31
2000                $44,794.22               $49,980.74
2001                $47,750.64               $44,038.03
2002                $40,096.21               $34,305.62
2003                $51,479.53               $44,144.48
2004                $57,487.19               $48,947.40
2005                $58,585.19               $51,350.71


STANDARD DEVIATION


    Cornerstone Value            S&P 500 Index
    -----------------            -------------
         13.25%                      17.43%


Standard Deviation measures an investment's volatility or "risk." The greater the standard deviation, the more variable the rate of return.


                         1 Year      3 Year     5 Year     10 Year     15 Year
                         ------      ------     ------     -------     -------
Cornerstone Value         1.91%      13.47%     5.51%       8.23%       12.51%
S&P 500 Index             4.91%      14.39%     0.54%       9.08%       11.52%


HENNESSY TOTAL RETURN FUND


             1991   1992    1993  1994    1995    1996    1997   1998   1999*   2000*  2001*   2002*   2003*   2004*  2005*  Total
                                                                        <F33>   <F33>  <F33>   <F33>   <F33>   <F33>  <F33>
             ----   ----    ----  ----    ----    ----    ----   ----   -----   -----  -----   -----   -----   -----  -----  -----
TOTAL RETURN
       FUND 30.71%  6.66%  21.11% 4.02%  28.78%  22.06%  17.57%  9.20%   1.80%   6.86% -0.25%  -8.69%  22.57%  2.34% -0.11% 164.63%
 DJIA INDEX 23.93%  7.34%  16.72% 4.95%  36.48%  28.57%  24.90% 18.13%  27.21%  -4.85% -4.35% -15.98%  28.28%  5.31%  1.72% 198.36%
90-DAY U.S.
   TREASURY
   SECURITY  5.75%  3.62%   3.09% 4.24%   5.75%   5.25%   5.25%  5.06%   4.74%   5.96%  4.09%   1.70%   1.07%  1.24%  3.00%  59.82%



Year      Total Return Fund      90-Day U.S. Treasury Security     DJIA Index
----      -----------------      -----------------------------     ----------
1990         $10,000.00                   $10,000.00               $10,000.00
1991         $13,071.00                   $10,575.24               $12,393.00
1992         $13,941.53                   $10,958.14               $13,302.65
1993         $16,884.59                   $11,296.56               $15,526.85
1994         $17,563.35                   $11,775.67               $16,295.43
1995         $22,618.08                   $12,453.33               $22,240.00
1996         $27,607.62                   $13,107.34               $28,593.97
1997         $32,458.28                   $13,795.31               $35,713.87
1998         $35,444.45                   $14,493.67               $42,188.79
1999         $36,082.45                   $15,180.27               $53,668.36
2000         $38,557.70                   $16,084.63               $51,065.44
2001         $38,461.31                   $16,742.24               $48,844.10
2002         $35,119.02                   $17,027.38               $41,038.81
2003         $43,045.38                   $17,210.33               $52,644.59
2004         $44,052.64                   $17,423.63               $55,440.01
2005         $44,004.19                   $17,946.29               $56,393.58


STANDARD DEVIATION


  Total Return Fund      DJIA Index     90-Day U.S. Treasury Security
  -----------------      ----------     -----------------------------
        11.52%             14.77%                   1.60%


Standard Deviation measures an investment's volatility or "risk." The greater the standard deviation, the more variable the rate of return.


                         1 year      3 year     5 year     10 year     15 year
                         ------      ------     ------     -------     -------
Total Return Fund        -0.11%       7.81%      2.68%      6.88%       10.38%
DJIA Index                1.72%      11.18%      2.01%      9.75%       12.22%
90-Day U.S.
  Treasury Security       3.00%       1.77%      2.21%      3.72%        3.98%


*<F33>  Actual returns of Fund, net of fees and expenses

HENNESSY BALANCED FUND


             1991   1992    1993  1994    1995    1996   1997*   1998*  1999*   2000*  2001*   2002*   2003*   2004*  2005*  Total
             ----   ----    ----  ----    ----    ----   -----   -----  -----   -----  -----   -----   -----   -----  -----  -----
                                                         <F34>   <F34>  <F34>   <F34>  <F34>   <F34>   <F34>   <F34>  <F34>
   BALANCED
       FUND 23.05%  5.71%  15.44% 3.85%  20.45%  16.54%  13.01%  7.43%  1.55%   4.96%  0.55%   -4.55%  12.38%  0.20% -2.08% 118.49%
       DJIA
      INDEX 23.93%  7.34%  16.72% 4.95%  36.48%  28.57%  24.90% 18.13%  27.21% -4.85% -4.35%  -15.98%  28.28%  5.31%  1.72% 198.36%
90-DAY U.S.
   TREASURY
   SECURITY  5.75%  3.62%   3.09% 4.24%   5.75%   5.25%   5.25%  5.06%   4.74%  5.96%  4.09%    1.70%   1.07%  1.24%  3.00%  59.82%



Year       Balanced Fund      90-Day U.S. Treasury Security        DJIA Index
----       -------------      -----------------------------        ----------
1990        $10,000.00                  $10,000.00                 $10,000.00
1991        $12,305.00                  $10,575.24                 $12,393.00
1992        $13,007.62                  $10,958.14                 $13,302.65
1993        $15,015.99                  $11,296.56                 $15,526.85
1994        $15,594.11                  $11,775.67                 $16,295.43
1995        $18,783.10                  $12,453.33                 $22,240.00
1996        $21,889.83                  $13,107.34                 $28,593.97
1997        $24,737.69                  $13,795.31                 $35,713.87
1998        $26,575.70                  $14,493.67                 $42,188.79
1999        $26,987.63                  $15,180.27                 $53,668.36
2000        $28,326.21                  $16,084.63                 $51,065.44
2001        $28,482.01                  $16,742.24                 $48,844.10
2002        $27,186.08                  $17,027.38                 $41,038.81
2003        $30,551.71                  $17,210.33                 $52,644.59
2004        $30,612.82                  $17,423.63                 $55,440.01
2005        $29,976.07                  $17,946.29                 $56,393.58


STANDARD DEVIATION


   Balanced Fund         DJIA Index          90-Day U.S. Treasury Security
   -------------         ----------          -----------------------------
       8.18%               14.77%                        1.60%


Standard Deviation measures an investment's volatility or "risk." The greater the standard deviation, the more variable the rate of return.


                         1 Year      3 Year     5 Year     10 Year     15 Year
                         ------      ------     ------     -------     -------
Balanced Fund            -2.08%       3.31%      1.14%      4.79%        7.59%
DJIA Index                1.72%      11.18%      2.01%      9.75%       12.22%
90-Day U.S.
  Treasury Security       3.00%       1.77%      2.21%      3.72%        3.98%


*<F34>  Actual returns of Fund, net of fees and expenses

MANAGEMENT OF THE FUNDS

INVESTMENT ADVISOR


Hennessy Advisors, Inc. is the investment manager of each of the Hennessy Funds. The Manager's address is 7250 Redwood Blvd., Suite 200, Novato, CA 94945.


     The Manager has been providing investment advisory services since 1989. The Manager furnishes each Fund with office space and certain administrative services and provides most personnel needed by the Funds.

     Neil J. Hennessy is primarily responsible for day-to-day management of the portfolio of each Fund and for developing and executing each Fund's investment program. Mr. Hennessy is committed to the Strategy Indexing(R) and formula-based investing programs utilized by the Funds. Mr. Hennessy has been the President and a Director of the Manager, a registered investment advisor, since its organization in 1989.


     The Statement of Additional Information for the Hennessy Funds, which is incorporated by reference into this Prospectus, provides additional information about the portfolio manager's compensation, other accounts managed by the portfolio manager and the portfolio manager's ownership of securities in the Hennessy Funds.



MANAGEMENT FEE



For its services, each Fund pays the Manager a monthly management fee based upon its average daily net assets. As of the fiscal year ended October 31, 2005, the Funds paid advisory fees as follows:



         FUND                                    ADVISORY FEE
         ----                                    ------------
  Hennessy Cornerstone Growth Fund                  0.74%
  Hennessy Focus 30 Fund                            0.74%
  Hennessy Cornerstone Value Fund                   0.74%
  Hennessy Total Return Fund                        0.60%
  Hennessy Balanced Fund                            0.60%



     A discussion regarding the basis for the Board of Directors approving the investment advisory agreements with the Manager is available in the semi-annual report of the Hennessy Funds to shareholders for the most recent period ended April 30.



DISTRIBUTION FEE


The Hennessy Total Return Fund and Hennessy Balanced Fund have adopted a distribution plan pursuant to Rule 12b-1 under the Investment Company Act. This Plan allows these two Funds to use up to 0.25% of their average daily net assets to pay sales, distribution and other fees for the sale of their shares and for services provided to investors. Because these fees are paid out of a Fund's assets, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.


SHAREHOLDER SERVICING AGREEMENT



The Hennessy Cornerstone Growth Fund, Hennessy Focus 30 Fund and Hennessy Cornerstone Value Fund have entered into a Shareholder Servicing Agreement with the Manager. The Servicing Agreement provides that the Manager will provide administrative support services to the Funds consisting of:


     o maintaining an "800" number that current shareholders may call to ask questions about the Funds or their accounts with the Funds;

     o  assisting shareholders in processing exchange and redemption requests;

     o assisting shareholders in changing dividend options, account designations and addresses;

     o  responding generally to questions of shareholders; and

     o  providing such other similar services as the Funds may request.


     For such services, the Hennessy Cornerstone Growth Fund, Hennessy Focus 30 Fund and Hennessy Cornerstone Value Fund each pays an annual service fee to the Manager equal to 0.10% of its average daily net assets.


SHAREHOLDER INFORMATION


PRICING OF FUND SHARES


The price you will pay to buy Fund shares or the amount you will receive when you sell your Fund shares is called the net asset value ("NAV"). This is calculated by dividing each Fund's assets, minus its liabilities, by the number of shares outstanding. The NAV of each Fund's shares is normally determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), which is normally 4:00 P.M. Eastern time/1:00 P.M. Pacific time. Fund shares will not be priced on days that the NYSE is closed for trading (including certain U.S. holidays). Each Fund calculates its NAV based on the market prices of the securities (other than money market instruments) it holds. Each Fund values most money market instruments it holds at their amortized cost.


     If market quotations are not available, a Fund will value securities at their fair value pursuant to the procedures established by and under the supervision of the Board of Directors. The fair value of a security is the amount which the Fund might reasonably expect to receive upon a current sale. The fair value of a security may differ from the last quoted price and the Fund may not be able to sell a security at the fair value. Market quotations may not be available, for example, if trading in particular securities was halted during the day and not resumed prior to the close of trading on the NYSE.


     Each Fund will process purchase and redemption orders received by U.S. Bancorp Fund Services, LLC (the "Transfer Agent") prior to the close of regular trading on a day that the NYSE is open at the NAV determined later that day. It will process purchase and redemption orders that it receives after the close of regular trading at the NAV determined at the close of regular trading on the next day the NYSE is open. If an investor sends a purchase or redemption request to the Funds' corporate address, instead of to its Transfer Agent, the Funds will forward it as promptly as practicable to the Transfer Agent, and the effective date of the purchase or redemption request will be delayed until the purchase or redemption request is received by the Transfer Agent.

      FOR QUESTIONS PLEASE CALL

         THE HENNESSY FUNDS
         1-800-966-4354 or
         1-415-899-1555
         10 A.M. - 7 P.M. Eastern Time
         7 A.M. - 4 P.M. Pacific Time

         US BANK, TRANSFER AGENT FOR THE FUNDS
         1-800-261-6950 or
         1-414-765-4124
         9 A.M. - 8 P.M. Eastern Time
         6 A.M. - 5 P.M. Pacific Time


ACCOUNT MINIMUM INVESTMENTS


The minimum initial investment in a Fund is $2,500 for regular accounts and $250 for Individual Retirement Accounts ("IRA"). For corporate sponsored retirement plans, there is no minimum initial investment. There is a $100 subsequent investment requirement for all of the Funds. A $100 minimum exists for each additional investment made through the Automatic Investment Plan for all Funds. The Funds may waive the minimum investment requirements from time to time.


MARKET TIMING POLICY


Frequent purchases and redemptions of a Fund's shares by a shareholder may harm other shareholders of that Fund by interfering with efficient management of the Fund's portfolio, increasing brokerage and administrative costs, and potentially diluting the value of their shares. Accordingly, the Board of Directors discourages frequent purchases and redemptions of shares of the Funds by:

     o Reserving the right to reject any purchase order for any reason or no reason, including purchase orders from potential investors that the Funds believe might engage in frequent purchases and redemptions of shares of the Funds.


     o Imposing a 1.50% redemption fee on redemptions and exchanges that occur within 90 days of the share purchase.



     The redemption fee applies to all investors except shares held in 401(k), 403(b), 457, Keogh, profit sharing, SIMPLE IRA, SEP-IRA and money purchase pension retirement plan accounts. Except for shares held by the aforementioned retirement plans, the redemption fee applies to shares held in omnibus accounts at intermediaries, such as broker-dealers and third party administrators. The Funds rely on these intermediaries to determine when a redemption occurs within 90 days of purchase. The right to reject a purchase order applies to any order, including an order placed from an omnibus account. Although the Funds have taken steps to discourage frequent purchases and redemptions of Fund shares, they cannot guarantee that such trading will not occur.



TELEPHONE PRIVILEGES



The Hennessy Funds offer the ability to redeem or exchange shares or purchase additional shares via telephone. If you do not wish to have these telephone privileges on your account, please decline this option in the Account Application. Otherwise, the telephone privileges will be available on your account.



HOW TO PURCHASE SHARES


You may purchase shares of the Funds by check or wire. The Funds will not accept payment in cash or money orders. All purchases must be in U.S. dollars, and all checks must be drawn on U.S. banks. In addition, cashiers checks in the amounts of less than $10,000 will not be accepted. To prevent check fraud, the Funds will not accept third party checks, Treasury checks, credit card checks, traveler's checks or starter checks for the purchase of shares.

     The Funds will not issue certificates evidencing shares purchased. Instead, the Funds will send investors a written confirmation for all purchases of shares. Shares of the Funds have not been registered for sale outside of the United States. The Funds reserve the right to reject any purchase in whole or in part.


     In compliance with the USA Patriot Act of 2001, please note that the Transfer Agent will verify certain information on your Account Application as part of the Funds' Anti-Money Laundering Compliance Program. As requested on the application, you should supply your full name, date of birth, social security number and permanent street address. Permanent addresses containing a P.O. Box will not be accepted, although an alternate mailing address including a P.O. Box may be established. Please contact the Hennessy Funds at 1-800-966-4354 or 1-415-899-1555 if you need additional assistance when completing your application. If we do not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Hennessy Funds reserve the right to close the account within five business days if clarifying information/documentation is not received.


HOW DO I PURCHASE SHARES BY CHECK?


If you are making an initial investment in a Fund, simply complete the appropriate Account Application and mail it with a check, made payable to "Hennessy Funds," to:


FOR REGULAR MAIL DELIVERY:              FOR OVERNIGHT DELIVERY:
Hennessy Funds                          Hennessy Funds
c/o U.S. Bancorp Fund Services          c/o U.S. Bancorp Fund Services
P.O. Box 701                            615 East Michigan St., 3rd Floor
Milwaukee, WI 53201-0701                Milwaukee, WI 53202-5207

     Subsequent investments must be accompanied by a letter indicating the name(s) in which the account is registered and the account number or by the remittance portion of the account statement and returned to one of the above addresses.


     The Transfer Agent will charge a $25.00 fee against a shareholder's account in addition to any loss sustained by the Fund for any payment, check or electronic funds transfer returned to the Transfer Agent.


HOW DO I PURCHASE SHARES BY WIRE?


A completed Account Application must be sent to the Transfer Agent by U.S. mail or overnight courier to one of the addresses listed above prior to wiring funds. If you are making an initial investment in a Fund, please contact the Transfer Agent at 1-800-261-6950 or 1-414-765-4124 between 9:00 A.M. and 8:00 P.M Eastern time/6:00 A.M. and 5:00 P.M. Pacific time, on a day when the NYSE is open for trading to make arrangements with a service representative to submit your completed application via mail, overnight delivery or fax. Upon receipt of your application, your account will be established and a service representative will contact you within 24 hours to provide an account number and wiring instructions. If you are making a subsequent purchase, prior to wiring funds, you should be sure to notify the Transfer Agent. U.S. Bank must receive wired funds prior to the close of regular trading on the NYSE (4:00 P.M. Eastern time/1:00 P.M. Pacific time) to receive same day pricing. Wired funds received after that time will be processed the following day with the following day's pricing. The Funds are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system.



     All wires should specify the name of the Fund, the name(s) in which the account is registered, the account number and the amount being wired. It is essential that your bank include complete information about your account in all wire instructions. Your bank may charge you a fee for sending a wire to the Funds.


     To ensure prompt and accurate credit upon receipt of your wire, your bank should transmit immediately available funds by wire in your name to:

HENNESSY FUNDS
c/o U.S. Bank, N.A.             Credit: U.S. Bancorp Fund Services LLC
777 E. Wisconsin Ave.           Account Number: 112-952-137
Milwaukee, WI 53202             Further Credit: Mutual fund name, shareholder
ABA# 075000022                  name and account number


CAN I PURCHASE SHARES THROUGH
BROKER-DEALERS?


You may buy, sell and exchange shares of the Funds through certain brokers (and their agents) that have made arrangements with the Funds to sell their shares. When you place your order with such a broker or its authorized agent, your order is treated as if you had placed it directly with the Transfer Agent, and you will pay or receive the next price calculated by the Funds. The broker (or its agent) holds your shares in an omnibus account in the broker's (or its agent's) name, and the broker (or its agent) maintains your individual ownership records. The Manager may pay the broker (or its agent) for maintaining these records as well as providing other shareholder services. The broker (or its agent) may charge you a fee for handling your order. The broker (or its agent) is responsible for processing your order correctly and promptly, keeping you advised regarding the status of your individual account, confirming your transactions and ensuring that you receive copies of the Funds' prospectus.


     To inquire about an agreement, broker-dealers should call the Funds at 1-800-966-4354 or 1-415-899-1555.



TELEPHONE PURCHASE



You may purchase additional shares of the Hennessy Funds by calling 1-800-261-6950 or 1-414-765-4124. Unless you have elected to decline telephone privileges on your Account Application, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. You must have banking information established on your account prior to making a purchase. Each telephone purchase must be in the amount of $100 or more. If your order is received prior to the close of trading on the NYSE, your shares will be purchased at the net asset value calculated on that date.



AUTOMATIC INVESTMENT PLAN


For your convenience, each Fund offers an Automatic Investment Plan. This plan allows money to be moved from the shareholder's bank account to the shareholder's Fund account on a systematic schedule (e.g., monthly, bimonthly, quarterly or annually) that the shareholder selects. After your initial investment in a Fund, you may authorize that Fund to withdraw any amount over $100.

     If you wish to enroll in this plan, complete the appropriate section on the initial Account Application, or complete the Automatic Investment Plan Application. You may call the Fund at 1-800-966-4354 or 1-415-899-1555 and request an application, or the application can be found at www.hennessyfunds.com. Signed applications should be received by the Transfer Agent at least 15 business days prior to your initial transaction. The Transfer Agent will charge you a $25 fee if the automatic investment cannot be made due to insufficient funds, stop payment or for any other reason. The Funds may terminate or modify this privilege at any time. Any request to change or terminate an Automatic Investment Plan should be submitted to the Transfer Agent by telephone at 1-800-261-6950 or 1-414-765-4124 or in written form five days prior to the effective date.


RETIREMENT PLANS


You may invest in the Funds under the following retirement plans:

     o  Coverdell Education Savings Account;

     o  Traditional IRA;

     o  Roth IRA;

     o  SEP-IRA for sole proprietors, partnerships and corporations; or

     o Profit-Sharing and Money Purchase Pension Plans for corporations and their employees.

     The Hennessy Funds recommend that investors consult with a financial and/or tax advisor regarding IRAs before investing in them. The current annual fee for an IRA is $15 and is outlined in our Individual Retirement Account Disclosure Statement and Custodial Account Agreement.


HOW TO SELL SHARES



You may sell (redeem) your Fund shares on any day the Funds and the NYSE are open for business either directly through the Funds or through your investment representative. Redemptions that are received no later than 4:00 P.M. Eastern time/1:00 P.M. Pacific time will be priced and processed as of the close of business on that day. Requests received after that time will be processed as of the close of business on the next business day.


HOW DO I SELL SHARES BY MAIL?


You may redeem your shares by sending a written request to the Transfer Agent. After your request is received in "good order," the Fund will redeem your shares at the next NAV. To be in "good order," redemption requests must include the following: (i) the name of your Fund account; (ii) the account number; (iii) the number of Fund shares or the dollar value of Fund shares to be redeemed; (iv) duly endorsed share certificates, if issued; (v) any signature guarantees that are required; and (vi) any additional documents that might be required for redemptions by corporations, executors, administrators, trustees, guardians or other similar shareholders. In addition, please specify whether proceeds are to be sent by mail or by wire to the bank account that you have designated on your Account Application. To add wire instructions to an account at the time of the redemption, a signature guarantee is required. The letter should be signed by all shareholders whose names appear on the account registration. Corporate and institutional investors and fiduciaries should contact the Transfer Agent to ascertain what additional documentation is required. Please see the following section "When are signature guarantees required?"


HOW DO I SELL SHARES BY TELEPHONE?


Unless you have declined telephone privileges on your account, you may redeem all or some of your shares, up to a maximum of $100,000, by calling the Transfer Agent at 1-800-261-6950 or 1-414-765-4124 between 9:00 A.M. and 8:00 P.M.
Eastern time/6:00 A.M. and 5:00 P.M. Pacific time, on a day when the NYSE is open for trading. Redemption requests received no later than 4:00 P.M. Eastern time/1:00 P.M. Pacific time will be priced and processed as of the close of business on that day. Requests received after that time will be processed as of the close of business on the next business day. Telephone redemptions will not be accepted with respect to shares represented by certificates or for retirement accounts.


     When you establish telephone privileges, you are authorizing the Funds and the Transfer Agent to act upon the telephone instructions of the person or persons you have designated in your Account Application. Redemption proceeds will be transferred to the bank account you have designated on your Account Application.

     Before acting on instructions received by telephone, the Funds and the Transfer Agent will use reasonable procedures to confirm that the telephone instructions are genuine. These procedures may include recording the telephone call and asking the caller for a form of personal identification. If the Funds and the Transfer Agent follow these reasonable procedures, they will not be liable for any loss, expense, or cost arising out of any telephone transaction request that is reasonably believed to be genuine. This includes any fraudulent or unauthorized request. The Funds may change, modify or terminate these privileges at any time upon written notice to shareholders. The Funds may suspend temporarily the redemption privilege in emergency situations or in cases where, in the judgment of the Funds, continuation of the privilege would be detrimental to the Funds and their shareholders. Such temporary suspension can be without prior notification to shareholders.

     You may request telephone redemption privileges after your account is opened by writing to the Transfer Agent at one of the addresses set forth under "How Do I Purchase Shares by Check?" above. Your written request for telephone privileges must be signed by the registered owner(s) of the shares exactly as the account is required and signature guaranteed, and include the name of the Fund account, the account number and the name of the Fund.

     You may have difficulties in making a telephone redemption during periods of abnormal market activity. If this occurs, you may make your redemption request in writing.

WHEN ARE SIGNATURE GUARANTEES REQUIRED?


To protect the Funds and their shareholders, a signature guarantee is required in the following situations:



     o  The redemption request includes a change of address;



     o The redemption proceeds are to be sent to a person other than the person in whose name the shares are registered;



     o The redemption proceeds are to be sent to an address other than the address of record;



     o  Automated bank information is added or deleted on an account;



     o  Account ownership is changed;



     o  The redemption request is over $100,000; or



     o  The redemption request includes certificated shares.


     Signature guarantees will generally be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program and the Securities Transfer Agents Medallion Program ("STAMP"). A NOTARIZED SIGNATURE IS NOT AN ACCEPTABLE SUBSTITUTE FOR A SIGNATURE GUARANTEE.


     The Funds may waive the signature guarantee for employees and affiliates of the Manager, the Distributor (as defined below), the Administrator (as defined below) and family members of the foregoing.


WHEN WILL I RECEIVE MY REDEMPTION PROCEEDS?


Payment of your redemption proceeds will be made promptly, but not later than seven days after the receipt of your written request in proper form as discussed in this Prospectus. If you did not purchase your shares by wire, the Funds may delay payment of your redemption proceeds for up to 15 days from date of purchase or until your check has cleared, whichever occurs first.



     If you redeem by phone, payment will usually be made on the next business day. You may have a check sent to you at your address of record, proceeds may be wired to your predetermined bank account, or funds may be sent via electronic funds transfer through the Automated Clearing House (ACH) network to the pre-determined bank account. The minimum amount that may be wired is $1,000. You will be charged a wire transfer fee of $15. This fee will be deducted from your redemption proceeds and paid to the Transfer Agent to cover costs associated with the transfer. In addition, your bank may charge a fee for receiving wires. There is no charge to receive redemption proceeds via the ACH network, however credit may not be available for 2-3 business days.


     Each Fund has the right to pay redemption proceeds to you in whole or in part by a distribution of securities from the Fund's portfolio. It is not expected that the Funds would do so except in unusual circumstances. If any Fund pays your redemption proceeds by a distribution of securities, you could incur brokerage or other charges in converting the securities to cash.

WHEN WILL I PAY A REDEMPTION FEE?


Each Fund will assess a 1.50% fee on redemptions and exchanges of Fund shares purchased and held for less than 90 days. This fee will be paid to the Fund to help offset transactions costs. In determining the 90-day holding period, the Funds will use the "first-in, first-out" method. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in your account. If those shares were held for less than 90 days, the fee will be assessed. This fee does not apply to: (i) any shares purchased through reinvested dividends or capital gains or (ii) shares held in 401(k), 403(b), 457, Keogh, profit sharing, SIMPLE IRA, SEP-IRA and money purchase pension retirement plan accounts.


CAN MY ACCOUNT BE INVOLUNTARILY REDEEMED?

The Funds may redeem the shares in your account if the value of your account is less than $2,500 for three months or longer as a result of redemptions you have made. This does not apply to retirement plan or Uniform Gifts or Transfers to Minors Act accounts. You will be notified that the value of your account is less than $2,500 before the Funds make an involuntary redemption. You will then have 60 days in which to make an additional investment to bring the value of your account to at least $2,500 before the Funds take any action.


HOW TO EXCHANGE SHARES



You may exchange shares of any Hennessy Fund for shares of any other Hennessy Fund any day the Funds and the NYSE are open for business. Exchange requests received no later than 4:00 P.M. Eastern time/1:00 P.M. Pacific time will be priced and processed as of the close of business on that day. Requests received after that time will be processed as of the close of business on the next business day. Please keep in mind each Fund's minimum investment of $2,500 when determining the number of shares you want to exchange.


     You may also exchange shares of any Fund for shares of the First American Prime Obligations Fund, a money market mutual fund not affiliated with the Hennessy Funds or the Manager. The exchange privilege does not constitute an offering or recommendation on the part of the Funds or the Manager of an investment in the First American Prime Obligations Fund. Prior to making an exchange into the First American Prime Obligations Fund, you should obtain and carefully read that fund's prospectus, which may be obtained by calling 1-800-966-4354 or 1-415-899-1555. If you exchange your Fund shares into shares of the First American Prime Obligations Fund, you may establish checkwriting privileges on that money market account. Contact the Transfer Agent at 1-800-261-6950 or 1-414-765-4124 for a checkwriting application and signature card.


     The Funds reserve the right on notice to shareholders to limit the number of exchanges that can be made in any year to avoid excess Fund expenses. The Funds reserve the right to reject any exchange order. The Funds may modify or terminate the exchange privilege upon written notice to shareholders. Each Fund may suspend temporarily the exchange privilege in emergency situations or in cases where, in the judgment of the Fund, continuation of the privilege would be detrimental to the Fund and its shareholders. Such temporary suspension can be without prior notification to shareholders. Exchanges of Fund shares purchased and held for less than 90 days will be assessed a 1.50% fee (see "When Will I Pay a Redemption Fee" in the "How To Sell Shares" section above for more details). You may have a taxable gain or loss as a result of an exchange because the Internal Revenue Code treats an exchange as a sale of shares.


HOW DO I EXCHANGE SHARES BY MAIL?

You may exchange your Fund shares simply by sending a written request to the Transfer Agent. You should give the name of your Fund account, account number, the number of Fund shares or the dollar value of Fund shares to be exchanged, and the name of the other fund into which the exchange is being made. If you have an existing account with the other fund, you should also give the name and account number for that fund. The letter should be signed by all shareholders whose names appear on the account registration.

HOW DO I EXCHANGE SHARES BY TELEPHONE?


Unless you have declined telephone privileges on your Account Application, you may also exchange Fund shares by calling the Transfer Agent at 1-800-261-6950 or 1-414-765-4124 before the close of regular trading on the NYSE, which presently is 4:00 P.M. Eastern time/1:00 P.M. Pacific time. If you are exchanging shares by telephone, you will be subject to certain identification procedures, which are listed below under "How Do I Sell Shares by Telephoneo". Telephone requests for exchanges will not be accepted with respect to shares represented by certificates.



SYSTEMATIC CASH WITHDRAWAL PROGRAM



As another convenience, you may redeem your Fund shares through the Systematic Cash Withdrawal Program. If you elect this method of redemption, the Fund will send you a check, or you may have the proceeds sent directly to your designated bank account via electronic funds transfer through the Automated Clearing House
(ACH) network. The minimum payment amount is $50. You may choose to receive a check each month or calendar quarter. Your Fund account must have a value of at least $10,000 in order to participate in this program. The Systematic Cash Withdrawal Program may be terminated at any time by the Funds. You may also elect to terminate your participation in this program at any time by writing to the Transfer Agent five days prior to the next payment.


     A withdrawal involves a redemption of shares and may result in a gain or loss for federal income tax purposes. In addition, if the amount withdrawn exceeds the dividends credited to your account, the account ultimately may be depleted.


DIVIDENDS, DISTRIBUTIONS & TAXES


The Hennessy Cornerstone Growth, Focus 30 and Cornerstone Value Funds will make distributions of dividends and capital gains, if any, annually, usually in November or December of each year. The Hennessy Total Return and Balanced Funds will make distributions of dividends and net investment income quarterly, usually in March, June, September and December, and will make distributions of capital gains annually, usually in November and December of each year.

     You have three distribution options:

     o Automatic Reinvestment Option - Both dividend and capital gains distributions will be reinvested in additional Fund shares.

     o Cash Dividend Option - Your dividends will be paid in cash and your capital gains distributions will be reinvested in additional Fund shares.

     o All Cash Option - Both dividend and capital gains distributions will be paid in cash.

     If you elect to receive distributions and or capital gains paid in cash, and the U.S. Postal Service cannot deliver the check, or if a check remains outstanding for six months, the Funds reserve the right to reinvest the distribution check in your account, at the current NAV of the applicable fund, and to reinvest all subsequent distributions.

     You may make this election on the Account Application. You may change your election by writing to the Transfer Agent or by calling 1-800-261-6950 or 1-414-765-4124.

     Each Fund's distributions, whether received in cash or additional shares of the Fund, may be subject to federal and state income tax. These distributions may be taxed as ordinary income, dividend income or capital gains (which may be taxed at different rates depending on the length of time the Fund holds the assets generating the capital gains).

     If you exchange or sell your Fund shares, it is considered a taxable event for you. Depending on the purchase price and the sale price of the shares you exchange or sell, you may have a gain or a loss on the transaction. You are responsible for any tax liabilities generated by your transaction.


HOUSEHOLDING


To help keep the Funds' costs as low as possible, we deliver a single copy of most financial reports and prospectuses to shareholders who share an address, even if the accounts are registered under different names. This process, known as "householding," does not apply to account statements. You may, of course, request an individual copy of a prospectus or financial report at any time. If you would like to receive separate mailings, please call the Transfer Agent at 1-800-261-6950 or 1-414-765-4124 and we will begin individual delivery within 30 days of your request. If your account is held through a financial institution or other intermediary, please contact them directly to request individual delivery.

FINANCIAL HIGHLIGHTS


The following tables are intended to help you understand the financial performance of the Cornerstone Growth, Focus 30, Cornerstone Value, Total Return and Balanced Funds for the periods shown below. Certain information reflects financial results for a single Fund share. The "Total Return" figures show how much your investment would have increased or decreased during each period, assuming you had reinvested all dividends and distributions. This information has been audited by KPMG LLP, an independent registered public accounting firm. Their report and the Funds' financial statements are included in the Annual Report, which is available upon request.



     The Focus 30 Fund commenced operations on September 17, 2003 when it acquired the assets of, and assumed the liabilities of, the SYM Fund. The information presented prior to September 17, 2003 for the Focus 30 Fund is intended to help you understand the financial performance of the SYM Fund. However, the total returns of the SYM Fund are not relevant to investors in the Focus 30 Fund because the SYM Fund did not utilize the Focus 30 Formula. Information for the nine months ended September 30, 2003 and years ended September 30, 2004 and 2005 has been audited by KPMG LLP, an independent registered public accounting firm. Their report and the financial statements for the Focus 30 Fund are included in the Annual Report, which is available upon request.


HENNESSY CORNERSTONE GROWTH FUND


                                                  Year Ended  Period Ended
                                                 October 31,   October 31,                 YEAR ENDED SEPTEMBER 30
                                                     2005        20041,2        2004          2003          2002         2001
                                                               <F35><F36>
                                                     ----        -------        ----          ----          ----         ----
PER SHARE DATA:
Net asset value, beginning of period                $19.38       $19.08        $17.23        $13.55        $13.98       $19.48
                                                    ------       ------        ------        ------        ------       ------
   Income from investment operations:
       Net investment income3<F37>                   (0.14)       (0.02)        (0.13)        (0.07)        (0.07)       (0.09)
       Net realized and unrealized
         gains on securities                          4.13         0.32          1.98          4.23          0.67        (1.91)
                                                    ------       ------        ------        ------        ------       ------
           Total from investment operations           3.99         0.30          1.85          4.16          0.60        (2.00)
                                                    ------       ------        ------        ------        ------       ------
   Less Distributions:
       Dividends from net investment income             --           --            --            --            --           --
       Dividends from realized gains                 (3.88)          --            --         (0.48)        (1.03)       (3.50)
                                                    ------       ------        ------        ------        ------       ------
           Total distributions                       (3.88)          --            --         (0.48)        (1.03)       (3.50)
                                                    ------       ------        ------        ------        ------       ------
   Redemption fees retained4<F38>                       --           --            --            --            --           --
   Net asset value, end of period                   $19.49       $19.38        $19.08        $17.23        $13.55       $13.98
                                                    ------       ------        ------        ------        ------       ------
                                                    ------       ------        ------        ------        ------       ------
TOTAL RETURN                                         23.17%        1.57%        10.74%        31.67%         4.47%      (10.95%)

SUPPLEMENTAL DATA AND RATIOS:
   Net assets, end of period (millions)           $1,071.8       $869.0        $866.0        $752.0        $342.4       $155.5
   Ratio of expenses to average net assets            1.23%        1.25%         1.25%         1.27%         1.10%        1.11%
   Ratio of net investment income
     to average net assets                           (0.78%)      (1.08%)       (0.68%)       (0.60%)       (0.73%)      (0.60%)
   Portfolio turnover rate                           88.98%        0.00%       106.97%        74.80%        70.33%      103.33%



 1<F35> For the one month ended October 31, 2004. Effective October 31, 2004, the Fund changed its fiscal year end to October 31st from September 30th.
 2<F36> All ratios for the period have been annualized, except portfolio turnover and total return.
 3<F37> Net investment loss per share is calculated using ending balances prior to consideration for adjustments for permanent book and tax differences.
 4<F38>   Amount is less than $0.01.


HENNESSY FOCUS 30 FUND1<F40>


                                                  Year Ended  Period Ended
                                                 October 31,   October 31,   Year Ended     1/1/03 -     Year Ended 1/2/01*<F39> -
                                                     2005        20042,3       9/30/04      9/30/031      12/31/02     12/31/01
                                                               <F41><F42>                        <F40>
                                                     ----        -------       -------      --------      --------     --------
PER SHARE DATA:
Net asset value, beginning of period                 $8.67        $8.78         $7.72         $6.63         $9.27       $10.00
                                                    ------       ------        ------        ------        ------       ------
   Income from investment operations:
       Net investment income                         (0.04)       (0.01)        (0.08)        (0.03)        (0.02)       (0.02)
       Net realized and unrealized
         gains on securities                          3.58        (0.10)         1.14          1.12         (2.62)       (0.71)
                                                    ------       ------        ------        ------        ------       ------
           Total from investment operations           3.54        (0.11)         1.06          1.09         (2.64)       (0.73)
                                                    ------       ------        ------        ------        ------       ------
   Less Distributions:
       Dividends from net investment income             --           --            --            --            --           --
       Dividends from realized gains                    --           --            --            --            --           --
                                                    ------       ------        ------        ------        ------       ------
           Total distributions                          --           --            --            --            --           --
                                                    ------       ------        ------        ------        ------       ------
   Redemption fees retained4<F43>                       --           --            --            --            --           --
   Net asset value, end of period                   $12.21        $8.67         $8.78         $7.72         $6.63        $9.27
                                                    ------       ------        ------        ------        ------       ------
                                                    ------       ------        ------        ------        ------       ------
TOTAL RETURN                                         40.83%       (1.25%)       13.73%        16.44%       (28.48%)      (7.30%)

SUPPLEMENTAL DATA AND RATIOS:
   Net assets, end of period (millions)             $125.3        $50.4         $51.1         $33.3         $28.5        $43.2
   Ratio of expenses to average net assets:
       Before expense reimbursement                   1.35%        1.45%         1.41%         1.59%         1.54%        1.80%
       After expense reimbursement                    1.35%5       1.45%5        1.41%5        1.49%5        1.50%        1.50%
                                                         <F44>        <F44>         <F44>         <F44>
   Ratio of net investment income
     to average net assets:
       Before expense reimbursement                  (0.60%)      (1.33%)       (0.92%)       (0.67%)       (0.24%)      (0.62%)
       After expense reimbursement                   (0.60%)      (1.33%)       (0.92%)       (0.57%)       (0.20%)      (0.32%)
   Portfolio turnover rate                          155.26%        0.00%       113.13%       356.77%       291.00%      210.00%


HENNESSY CORNERSTONE VALUE FUND


                                                  Year Ended  Period Ended
                                                 October 31,   October 31,                 YEAR ENDED SEPTEMBER 30
                                                     2005        20042,3        2004          2003          2002         2001
                                                               <F41><F42>
                                                     ----        -------        ----          ----          ----         ----
PER SHARE DATA:
Net asset value, beginning of period                $12.48       $12.37        $10.51         $8.95        $10.91       $10.29
                                                    ------       ------        ------        ------        ------       ------
   Income from investment operations:
       Net investment income                          0.30         0.02          0.316<F45>    0.21          0.25         0.24
       Net realized and unrealized
         gains on securities                          0.41         0.09          1.76          1.55         (1.95)        0.52
                                                    ------       ------        ------        ------        ------       ------
           Total from investment operations           0.71         0.11          2.07          1.76         (1.70)        0.76
                                                    ------       ------        ------        ------        ------       ------
   Less Distributions:
       Dividends from net investment income          (0.24)          --         (0.21)        (0.20)        (0.26)       (0.14)
       Dividends from realized gains                    --           --            --            --            --           --
                                                    ------       ------        ------        ------        ------       ------
           Total distributions                       (0.24)          --         (0.21)        (0.20)        (0.26)       (0.14)
                                                    ------       ------        ------        ------        ------       ------
   Redemption fees retained4<F43>                       --           --            --            --            --           --
   Net asset value, end of period                   $12.95       $12.48        $12.37        $10.51         $8.95       $10.91
                                                    ------       ------        ------        ------        ------       ------
                                                    ------       ------        ------        ------        ------       ------
TOTAL RETURN                                          5.69%        0.89%        19.83%        19.88%       (16.05%)       7.38%

SUPPLEMENTAL DATA AND RATIOS:
   Net assets, end of period (millions)             $183.8       $195.6        $194.5         $20.3         $15.8        $20.4
   Ratio of expenses to average net assets            1.20%        1.18%         1.18%         1.51%         1.43%        1.74%
   Ratio of net investment income
     to average net assets                            2.19%        1.70%         2.56%         2.10%         2.12%        2.12%
   Portfolio turnover rate                           32.22%        0.00%         8.20%        57.29%        76.93%       78.01%



*<F39>    Commencement of operations.
1<F40> The financial highlights set forth herein include the historical financial highlights of the SYM Select Growth Fund. The assets of the SYM Select Growth Fund were acquired by the Hennessy Focus 30 Fund on September 17, 2003. At the time of the merger the Adviser also changed from SYM Financial Corporation to Hennessy Advisors, Inc. Effective September 30, 2003 the Fund changed it's fiscal year end to September from December.
2<F41> For the one month ended October 31, 2004. Effective October 31, 2004, the Fund changed its fiscal year end to October 31st from September 30th.
3<F42> All ratios for the period have been annualized, except portfolio turnover and total return.
4<F43>    Amount is less than $0.01.
5<F44> On September 17, 2003 the Hennessy Focus 30 Fund instituted an expense cap of 1.45% of the average daily net assets of the Focus 30 Fund until such contractual limitation is terminated by the Board of Directors of the Hennessy Mutual Funds, Inc.
6<F45>    Calculated using average shares outstanding during period.


HENNESSY TOTAL RETURN FUND


                                                  Year Ended  Period Ended
                                                 October 31,   October 31,                   YEAR ENDED JUNE 30
                                                     2005        20041,2        2004          2003          2002         2001
                                                               <F46><F47>
                                                     ----        -------        ----          ----          ----         ----
PER SHARE DATA:
Net asset value, beginning of period                $10.40       $10.62         $9.65         $9.78        $10.49        $8.62
                                                    ------       ------        ------        ------        ------       ------
   Income from investment operations:
       Net investment income                          0.23         0.07          0.173<F48>    0.12          0.11         0.24
       Net realized and unrealized
         gains on securities                          0.17        (0.24)         0.92         (0.13)        (0.71)        1.87
                                                    ------       ------        ------        ------        ------       ------
           Total from investment operations           0.40        (0.17)         1.09         (0.01)        (0.60)        2.11
                                                    ------       ------        ------        ------        ------       ------
   Less Distributions:
       Dividends from net investment income          (0.23)       (0.05)        (0.10)        (0.12)        (0.11)       (0.24)
       Dividends from realized gains                    --           --            --            --            --           --
   Return of capital                                    --           --         (0.02)           --            --           --
                                                    ------       ------        ------        ------        ------       ------
           Total distributions                       (0.23)       (0.05)        (0.12)        (0.12)        (0.11)       (0.24)
                                                    ------       ------        ------        ------        ------       ------
   Redemption fees retained4<F49>                       --           --            --            --            --           --
   Net asset value, end of period                   $10.57       $10.40        $10.62         $9.65         $9.78       $10.49
                                                    ------       ------        ------        ------        ------       ------
                                                    ------       ------        ------        ------        ------       ------
TOTAL RETURN                                          3.83%       (1.61%)       11.36%        (0.04%)       (5.73%)      24.66%

SUPPLEMENTAL DATA AND RATIOS:
   Net assets, end of period (millions)              $86.7        $91.9         $97.0          $6.0          $3.5         $3.1
   Ratio of net expenses to average
     net assets excluding interest expense:
       Before expense reimbursement                   1.23%        1.20%         1.27%         2.12%         4.35%        4.54%
       After expense reimbursement                    1.23%5       1.20%5        1.27%5        1.95%6        1.71%6       1.20%6
                                                         <F50>        <F50>         <F50>         <F51>         <F51>        <F51>
   Ratio of net expenses to average
     net assets including interest expense:
       Before expense reimbursement                   2.28%        1.78%         1.66%         2.50%         4.97%        6.06%
       After expense reimbursement                    2.28%        1.78%         1.66%         2.33%         2.33%        2.72%
   Ratio of interest expenses
     to average net assets                            1.05%        0.58%         0.39%         0.38%         0.62%        1.52%
   Ratio of net investment income
     to average net assets:
       Before expense reimbursement                   2.07%        1.85%         1.55%         1.25%        (1.58%)      (1.06%)
       After expense reimbursement                    2.07%        1.85%         1.55%         1.42%         1.06%        2.28%
   Portfolio turnover rate                           25.70%        0.30%         8.37%        17.60%        34.76%       48.80%


HENNESSY BALANCED FUND


                                                  Year Ended  Period Ended
                                                 October 31,   October 31,                   YEAR ENDED JUNE 30
                                                     2005        20041,2        2004          2003          2002         2001
                                                               <F46><F47>
                                                     ----        -------        ----          ----          ----         ----
PER SHARE DATA:
Net asset value, beginning of period                $10.62       $10.85        $10.44        $10.62        $11.50       $10.37
                                                    ------       ------        ------        ------        ------       ------
   Income from investment operations:
       Net investment income                          0.18         0.04          0.11          0.14          0.15         0.27
       Net realized and unrealized
         gains on securities                         (0.07)       (0.24)         0.50         (0.12)        (0.50)        1.25
                                                    ------       ------        ------        ------        ------       ------
           Total from investment operations           0.11        (0.20)         0.61          0.02         (0.35)        1.52
                                                    ------       ------        ------        ------        ------       ------
   Less Distributions:
       Dividends from net investment income          (0.17)       (0.03)        (0.12)        (0.14)        (0.15)       (0.27)
       Dividends from realized gains                    --           --         (0.06)        (0.06)        (0.38)       (0.12)
   Return of capital                                    --           --         (0.02)           --            --           --
                                                    ------       ------        ------        ------        ------       ------
           Total distributions                       (0.17)       (0.03)        (0.20)        (0.20)        (0.53)       (0.39)
                                                    ------       ------        ------        ------        ------       ------
   Redemption fees retained4<F49>                       --           --            --            --            --           --
   Net asset value, end of period                   $10.56       $10.62        $10.85        $10.44        $10.62       $11.50
                                                    ------       ------        ------        ------        ------       ------
                                                    ------       ------        ------        ------        ------       ------
TOTAL RETURN                                          1.13%       (1.86%)        5.81%         0.24%        (3.12%)      14.85%

SUPPLEMENTAL DATA AND RATIOS:
   Net assets, end of period (millions)              $19.3        $21.8         $23.4         $16.1         $15.3        $15.2
   Ratio of net expenses to average net assets        1.49%        1.41%         1.41%         1.50%         1.84%        1.87%
   Ratio of net investment income
     to average net assets                            1.58%        1.12%         1.01%         1.40%         1.33%        2.39%
   Portfolio turnover rate                           21.31%        8.55%        45.17%        21.79%        45.95%       46.91%



1<F46> For the four months ended October 31, 2004. Effective October 31, 2004, the Fund changed its fiscal year end to October 31st from June 30th.
2<F47> All ratios for the period have been annualized, except portfolio turnover and total return.
3<F48>  Calculated using average shares outstanding during period.
4<F49>  Amount is less than $0.01.
5<F50> On February 27, 2004, the Hennessy Total Return Fund instituted an expense cap of 1.35% of the average daily net assets, excluding interest expense. The expense cap expired on June 30, 2005.
6<F51> The Hennessy Total Return Fund instituted an expense cap of 1.95% of the average daily net assets, excluding interest expense.


PRIVACY POLICY


We collect the following non-public personal information about you:


     o information we receive from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income and date of birth;

        and

     o information about your transactions with us, our affiliates, or others, including, but not limited to, your account number and balance, payment history parties to transactions, cost basis information and other financial information.

     We do not disclose any non-public personal information about our current or former shareholders to nonaffiliated third parties, except as permitted by law. For example, we are permitted by law to disclose all of the information we collect, as described above, to our Transfer Agent to process your transactions. Furthermore, we restrict access to your non-public personal information to those persons who require such information to provide products or services to you. We maintain physical, electronic and procedural safeguards that comply with federal standards to guard your non-public personal information.

     In the event that you hold shares of the Fund(s) through a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your non-public personal information would be shared with nonaffiliated third parties.


FUND SYMBOLS, CUSIPS AND
SEC FUND IDENTIFIERS



The Hennessy Funds have the following fund symbols, cusips and SEC fund identifiers:



                                                                 SEC FUND IDENTIFIER
                                                                 -------------------
FUND                                 SYMBOL     CUSIP            SERIES         CLASS
----                                 ------     -----            ------         -----
Hennessy Cornerstone Growth Fund     HFCGX      425 888 104      S000000838     C000002453
Hennessy Focus 30 Fund               HFTFX      425 888 302      S000000839     C000002454
Hennessy Cornerstone Value Fund      HFCVX      425 888 203      S000000840     C000002455
Hennessy Total Return Fund           HDOGX      425 887 205      S000000836     C000002451
Hennessy Balanced Fund               HBFBX      425 887 106      S000000835     C000002450



                            Not part of prospectus.


TO LEARN MORE ABOUT THE HENNESSY FUNDS you may want to read the Hennessy Funds' Statement of Additional Information (or "SAI"), which contains additional information about the Funds. The Hennessy Funds have incorporated by reference the SAI into the Prospectus. This means that you should consider the contents of the SAI to be part of the Prospectus.

     You also may learn more about the Hennessy Funds' investments by reading the Hennessy Funds' annual and semi-annual reports to shareholders. The annual report includes a discussion of the market conditions and investment strategies that significantly affected the Funds' performance during their last fiscal year.


     The SAI and the annual and semi-annual reports are all available to shareholders and prospective investors, without charge, upon request, simply by calling 1-800-966-4354. The Hennessy Funds also make available the SAI and the annual and semi-annual reports, free of charge, on their Internet website (http://www.hennessyfunds.com).


     Prospective investors and shareholders who have questions about the Hennessy Funds may also call the above number or write to the following address:


         THE HENNESSY FUNDS
         7250 Redwood Blvd.
         Suite 200
         Novato, CA 94945



     The general public can review and copy information about the Hennessy Funds (including the SAI) at the Securities and Exchange Commission's Public Reference Room in Washington, D.C. (Please call 1-202-551-8090 for information on the operations of the Public Reference Room.) Reports and other information about the Hennessy Funds are also available on the EDGAR Database on the Securities and Exchange Commission's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov., or by writing to:


         PUBLIC REFERENCE SECTION
         Securities and Exchange Commission
         Washington, D.C. 20549-0102

     When seeking information about the Hennessy Cornerstone Growth Fund, Hennessy Focus 30 Fund or Cornerstone Value Fund from the Securities and Exchange Commission please refer to the Hennessy Mutual Funds' Investment Company Act File No. 811-07695. When seeking information about the Hennessy Total Return Fund or Hennessy Balanced Fund from the Securities and Exchange Commission please refer to the Hennessy Funds' Investment Company Act File No. 811-07493.

       Investment Company Act File No. 811-07695 (Hennessy Mutual Funds)
           Investment Company Act File No. 811-07493 (Hennessy Funds)

                             (Hennessy Funds Logo)
                          FORMULAS FOR SMART INVESTING

                             WWW.HENNESSYFUNDS.COM

                                For information,
                      questions or assistance, please call
                               The Hennessy Funds
                               1-800-966-4354 or
                                 1-415-899-1555

THE HENNESSY FUNDS
Hennessy Cornerstone Growth Fund
Hennessy Focus 30 Fund
Hennessy Cornerstone Value Fund
Hennessy Total Return Fund
Hennessy Balanced Fund

ADMINISTRATOR,
TRANSFER AGENT,
DIVIDEND PAYING AGENT &
SHAREHOLDER SERVICING AGENT
U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, Wisconsin 53201-0701

CUSTODIAN
U.S. Bank, N.A.
425 Walnut Street
Cincinnati, Ohio 45202

INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
KPMG LLP
303 East Wacker Drive
Chicago, Illinois 60601

INVESTMENT ADVISOR
Hennessy Advisors, Inc.
7250 Redwood Blvd.
Suite 200
Novato, California 94945

DISTRIBUTOR
Quasar Distributors, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202

DIRECTORS
Neil J. Hennessy
Robert T. Doyle
J. Dennis DeSousa
Gerald P. Richardson

LEGAL COUNSEL
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306